SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                  Filed by the registrant                      X

                  Filed by a party other than the registrant  ___

     Check the appropriate box:

          X   Preliminary proxy statement

          --- Definitive Proxy Statement

          ___ Definitive additional materials

          ___ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 NUI CORPORATION
                (Name of Registrant as Specified in Its Charter)

                                JAMES R. VAN HORN
                   (Name of Person(s) Filing Proxy Statement)

     Payment of filing fee (Check appropriate box):

     X    $125 per Exchange Act Rule 0-11(c)(l)(ii), 14a-6(i), or 14a-
               6(j)(2).
     ___ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     ___ Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

     ___ Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing

     (1) Amount previously paid:

     (2) Form, schedule or registration statement no.:

     (3) Filing party:

     (4) Date filed:


                                 NUI CORPORATION
                         550 Route 202-206, P.O. Box 760
                        Bedminster, New Jersey 07921-0760
                                 (908) 781-0500


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     To the Shareholders:

     The Annual Meeting of Shareholders of NUI Corporation will be held at One Elizabethtown Plaza, Union, New Jersey, on Tuesday, March 12, 1996 at 10:30 A.M. for the following purposes:

          1. To elect three (3) directors for three-year terms expiring in 1999;

          2. To ratify the appointment, by the Board of Directors, of Arthur Andersen LLP as independent public accountants for the fiscal year ending September 30, 1996;

          3. To approve the NUI Corporation 1996 Stock Option and Stock Award Plan, as described in the accompanying proxy statement;

          4. To approve the NUI Corporation 1996 Employee Stock Purchase Plan, as described in the accompanying proxy statement;

          5. To approve the NUI Corporation 1996 Stock Purchase Plan for Outside Directors, as described in the accompanying proxy statement; and

          6. To transact such other business as may properly be brought before the Annual Meeting, or any adjournment thereof.

     Only shareholders of record at the close of business on January 26, 1996 shall be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                                   By Order of the Board of Directors

                                   JAMES R. VAN HORN
                                   General Counsel and Secretary

     February 2, 1996


     YOUR VOTE IS IMPORTANT. YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE TO ENSURE ITS ARRIVAL IN TIME FOR THE MEETING. PLEASE USE THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

     Convenient parking is available in the immediate vicinity for shareholders attending the meeting. Directions to the meeting site are included on the back cover.






                                 NUI CORPORATION
                         550 Route 202-206, P.O. Box 760
                       Bedminster, New Jersey  07921-0760

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 12, 1996


          This Proxy Statement is being furnished to shareholders in connection with the solicitation by the Board of Directors of NUI Corporation, a New Jersey corporation (hereinafter called the "Company" or "NUI") of proxies to be voted at the Annual Meeting of Shareholders to be held on Tuesday, March 12, 1996, at 10:30 a.m., local time, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about February 2, 1996.

     Record Date, Shareholders Entitled to Vote and Vote Required

          Only shareholders of record of the Company"s Common Stock, no par value (the "Common Stock") at the close of business on January 26, 1996 are entitled to notice of and to vote at the Annual Meeting. As of January 26, 1996 there were outstanding 9,201,237 shares of Common Stock entitled to notice of and to vote at the Annual Meeting. These shares were held by 6,956 shareholders of record.

          The presence of a majority of the outstanding shares of Common Stock, either in person or by proxy, is necessary to constitute a quorum at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held.









            In accordance with the Company's By-Laws, the affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy and voting at the Annual Meeting is required to elect the three directors to the Board of Directors. The affirmative vote of the holders of a majority of the shares of the Common Stock represented in person or by proxy and voting at the Annual Meeting is required to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants and to approve the adoption of the 1996 Stock Option and Stock Award Plan, the 1996 Employee Stock Purchase Plan and the 1996 Stock Purchase Plan for Outside Directors.

     Solicitation, Revocation and Voting of Proxies

          This solicitation is made on behalf of the Board of Directors of the Company. The cost of soliciting these proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company and its subsidiaries may solicit proxies for the Annual Meeting from the Company"s shareholders personally or by telephone or telegram without additional remuneration. The Company will also provide persons, firms, banks and companies holding shares in their names or in the names of nominees, which in such cases are beneficially owned by others, proxy material for transmittal to such beneficial owners and will reimburse such record owners for their expenses related to such transmittal. The Company has retained the firm of D.F. King & Co. to assist in the solicitation of proxies at a cost of $5,500, plus expenses.

          The form of proxy enclosed is for use at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked at any time prior to its use by delivering a written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company at the above address, or by attending the Annual Meeting and voting in person. All shares represented by valid proxies will be voted at the Annual Meeting in the manner indicated on the proxies. If no contrary instructions are indicated, such proxies will be voted FOR the election of each of the nominees to the Board of Directors, FOR the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending September 30, 1996, FOR the approval of the 1996 Stock Option and Stock Award Plan, FOR the approval of the 1996 Employee Stock Purchase Plan and FOR the 1996 Stock Purchase Plan for Outside Directors.

                               PROPOSAL NUMBER ONE
                              ELECTION OF DIRECTORS

          The By-Laws of the Company provide that the Board of Directors shall consist of not less than eight nor more than 25 directors. Pursuant to action taken by the Board of Directors, the number of directors has been fixed at eight. The By-Laws also provide that the Board of Directors shall be divided into three classes with directors in each class serving three-year terms. Approximately one-third of the Board of Directors is elected each year. Robert W. Kean, Jr., having reached the Board"s mandatory retirement age of 72 during his most recent term, has retired from the Board and is not standing for re-election at the Annual Meeting.





          It is the intention of the persons named as proxies to vote in favor of Calvin R. Carver, Vera King Farris and John Winthrop as directors of the Company for three-year terms expiring at the 1999 Annual Meeting of Shareholders or until their successors are elected and shall qualify, unless otherwise directed by the shareholder. Messrs. Carver and Winthrop were last elected to the Board at the 1993 Annual Meeting of Shareholders. Dr. Farris was elected to the Board in May, 1994 to fill an existing vacancy.

          While it is not anticipated that any of the nominees will be unable to serve, if any nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy. The By-Laws of the Company provide that specific advance notification and information requirements must be satisfied in order for a shareholder to nominate any individual for election to the Board. As of the date of this Proxy Statement, no such nominations had been made.

     Nominees for Election

          Set forth below is information concerning the age, current term, committee memberships, the period served as a director and business experience during the past five years with respect to each director nominee:


     Photo of       Calvin R. Carver, age 70
     Calvin R.      Current term expires in 1996
     Carver         Member of the Audit, Executive and Investment
                    Committees

                    Mr. Carver has served as a director of the Company since 1969 (except for four months ended March 1982). Mr. Carver served as Executive Vice President of the Company until his retirement in 1986. He is also a director and Treasurer of Penn-Jersey Pipe Line Co.

     Photo of       Dr. Vera King Farris, age 55
     Dr. Vera       Current term expires in 1996
     King Farris    Member of the Compensation Committee

                    Dr. Farris has served as a director of the Company since May 1994. She is President of The Richard Stockton College of New Jersey. She also serves as a director of Flagstar Companies, Inc. and on the boards of numerous educational and civic organizations.














     Photo of       John Winthrop, age 59
     John           Current term expires in 1996
     Winthrop       Member of the Audit and Investment Committees

                    Mr. Winthrop has served as a director since 1978. Mr. Winthrop is President of John Winthrop & Co., Inc. and a partner of Winthrop Melhado Flynn (both investment management firms). He also serves as a director of the American Farmland Trust and several mutual funds, including certain Alliance Capital Funds and the Pioneer Funds.


     Continuing Board Members

          Set forth below is information concerning the age, current term, committee memberships, the period served as director and business experience during the past five years for those members of the Board of Directors whose current term extends beyond 1996:

     Photo of       James J. Forese, age 59
     James J.       Current term expires in 1997
     Forese         Member of the Audit, Executive and Compensation
                    Committees

                    Mr. Forese has served as a director of the Company since 1978. Since January, 1996 Mr. Forese has served as Executive Vice President and Chief Operating Officer of Alco Standard Corp. From October, 1993 through December, 1995 he served as General Manager of Customer Financing for International Business Machines Corporation ( IBM ) and as Chairman of IBM Credit Corporation. From 1990 through 1995 he held the additional position of Vice President-Finance of IBM. Mr. Forese also serves as a director of American Management Systems, Inc. and Lexmark International, Inc.

     Photo of       John Kean, age 66
     John Kean      Current term expires in 1998
                    Chairman of the Board of Directors
                    Member of the Executive Committee

                    Mr. Kean has served as a director since 1969. He served as Chief Executive Officer of the Company from 1969 until his retirement in April, 1995, holding the positions of Chairman of the Board since October, 1994 and President from 1969 until October, 1994. Mr. Kean is also a director of E'Town Corporation and its subsidiary, Elizabethtown Water Company.











     Photo of       John Kean, Jr., age 38
     John           Current term expires in 1998
     Kean, Jr.      President and Chief Executive Officer
                    Member of the Executive Committee

                    Mr. Kean has served as a director since 1995. Since April, 1995 he has served as President and Chief Executive Officer of the Company. From October, 1994 through March, 1995 he served as President and Chief Operating Officer. He served as Executive Vice President of the Company from January 1992 to September 1994 and as Executive Vice President of Elizabethtown Gas Company from March 1993 to September 1994. Prior to March, 1993 he served as Chief Financial Officer of the Company.

     Photo of       Dr. Bernard S. Lee, age 61
     Dr. Bernard S. Current term expires in 1998
     Lee            Member of the Audit and Compensation Committees

                    Dr. Lee has served as director since 1992. He is Chief Executive Officer and President of the Institute of Gas Technology. Dr. Lee is also a director of Peerless Mfg. Co., Energy Biosystems Corp. and National Fuel Gas Company.

     Photo of       R. Van Whisnand, age 51
     R. Van         Current term expires in 1997
     Whisnand       Member of the Compensation, Executive and Investment
                    Committees

                    Mr. Whisnand has served as a director since 1982. Since March, 1995 he has served as a principal of Fox Asset Management (investment management) and prior thereto he served as a partner in Combined Capital Management (investment management).


      Committees and Meetings of the Board of Directors

          The Board of Directors holds regular meetings every other month and special meetings as necessary from time to time. During fiscal year 1995, the Board of Directors held eight meetings and Board members attended, in the aggregate, 94% of the total number of meetings of the Board and Committees of the Board on which the directors served. No member of the Board attended fewer than 75% of the aggregate of meetings of the Board and meetings of Committees on which such director served. The Board has an Executive, Audit, Compensation and Investment Committee and does not have a Nominating Committee. Information on the Committees of the Board is set forth below.

          The Executive Committee has the authority (with certain exceptions) to take such actions as the Board of Directors is authorized to take. The Committee does not hold regularly scheduled meetings, but remains on call. The Committee held no meetings during





     fiscal year 1995. The current members of the Executive Committee are Calvin R. Carver, James J. Forese, John Kean (Chairman), John Kean, Jr., Robert W. Kean, Jr. and R. Van Whisnand.

          The Audit Committee has the responsibility to review and approve the scope of the annual audit; to recommend to the Board the appointment of independent public accountants; to review and approve the annual internal audit program and review the findings of internal audits; to review with the independent public accountants the adequacy of the Company"s systems and internal controls; and to review any non-audit services provided by the independent public accountants. The Committee met four times during fiscal year 1995. The Current members of the Audit Committee are Calvin R. Carver, James J. Forese (Chairman), Bernard S. Lee and John Winthrop.

          The Investment Committee has the responsibility to oversee the investment of assets held by the Company"s retirement plans and savings and investment plans. The Committee selects investment managers, establishes guidelines under which they operate and reviews their performance. The Committee met four times during fiscal year 1995. The current members of the Investment Committee are Calvin R. Carver (Chairman), John Kean, Robert W. Kean, Jr. and John Winthrop.

          The Compensation Committee has the responsibility to review and make recommendations to the Board of Directors regarding the annual salaries and cash bonuses to be paid the officers of the Company and its divisions and subsidiaries; to review, and make recommendations to the Board concerning, the Company"s executive compensation policies, practices and objectives; and to administer the Company"s 1988 Stock Plan and make grants and awards under the Plan, establishing vesting and other criteria applicable to any such grants and awards. The Committee met three times in fiscal year 1995. For additional information on the role and activities of the Committee, please see
      Compensation Committee Report on Executive Compensation located later in this Proxy Statement. The current members of the Compensation Committee are Vera King Farris, James J. Forese, Bernard S. Lee and R. Van Whisnand (Chairman).











     Compensation of Directors

          The compensation program for directors is closely aligned with the Company's long-term goals for performance and the enhancement of shareholder value. Each non-employee director of the Company (with the exception of John Kean) is paid a retainer fee pursuant to the Company"s 1988 Stock Plan that consists of a deferred grant of shares
     of  Common Stock.   The number of shares of Common Stock credited to
     the accounts of such non-employee directors is determined by dividing $12,000 by the closing price of the Common Stock on the date of the annual organization meeting of the Board. Directors who Chair Board Committees (with the exception of John Kean) receive an additional deferred grant of Common Stock with a value of $2,500 on the date of grant. On each Common Stock dividend payment date, the accounts of these non-employee directors are credited with an additional number of shares equal to the number of shares which could have been purchased on that date if the directors" shares had actually been issued and the dividends reinvested at the closing price on such date. The shares of Common Stock credited to a director under the 1988 Stock Plan are issued upon the termination of the director"s service as a member of the Board. As of September 30, 1995, the total deferred grants for non-employee directors provide for the issuance of 19,005 shares of Common Stock, an increase of 4,995 shares during fiscal year 1995. In addition to these retainers, non-employee directors (with the exception of John Kean) are paid $600 for attendance at each regular or special meeting of the Board of Directors and any Committee thereof.

          The Company entered into an agreement, dated March 24, 1995, with John Kean, who retired as Chief Executive Officer of the Company effective April 1, 1995. The Agreement has a three-year term and expires on March 31, 1998. Under the Agreement, Mr. Kean is providing consulting services to the Company for up to 110 hours each calendar month. The Agreement requires Mr. Kean to devote sufficient time and effort to perform such duties as may be assigned by the Company or the Board of Directors from time to time. The Agreement also provides that during the term of the Agreement, if Mr. Kean remains a director, he shall hold the position of Chairman of the Board. In consideration of the services rendered under the Agreement, the Company provides Mr. Kean with an annual fee of $150,000 and office space, clerical support, expense reimbursement and life, health and medical coverages similar to those previously provided to him when he was an employee of the Company. Other than this annual fee and the benefits provided for under the Agreement, Mr. Kean does not receive any additional compensation for serving on the Board or Committees of the Board of the Company, its divisions or subsidiaries. The Agreement will terminate automatically in the event of Mr. Kean"s death and may be terminated by the Company for cause or if Mr. Kean should become disabled. Mr. Kean may terminate the Agreement for Good Reason (as defined in the Agreement) following a change in control of the Company, upon the impairment of his health or upon thirty days prior written notice. Upon a change in control of the Company, the Agreement is automatically extended for three years following such change in control. In addition, if, following a change in control the Agreement is terminated by Mr. Kean for Good Reason or by the Company (or its successor) other than as a result of Mr. Kean"s disability or





     for cause, Mr. Kean shall be entitled to receive (i) an amount equal to the amounts which would have otherwise been paid to him if the Agreement had remained in effect through its term, (ii) the continuation of benefits through the term of the Agreement and(iii) an amount, if necessary, in order to offset the impact of the application of any excise tax imposed upon the value of such payments and benefits under the Internal Revenue Code.

           Calvin R. Carver currently serves as a director of the Company"s Elizabethtown Gas Company division and is paid an annual retainer of $1,000 and $450 for each Board and Committee meeting attended.

          The Company has in effect a retirement plan for directors. To be eligible for retirement benefits under the Plan, a director must have served as a director for at least ten years, with a minimum of five years of service as a non-employee of the Company or any of its subsidiaries. An eligible participant in the Plan will be paid, upon retirement at or after age 70, an annual retirement benefit for life equal to the value of the annual Board retainer in effect at the time of the director"s retirement, subject to a minimum annual benefit of $8,000.



     Compensation Committee Interlocks and Insider Participation

          Proxy disclosure rules require the Company to report certain relationships involving the Company in which members of the Compensation Committee have a direct or indirect material interest. Also required is disclosure of interlocking relationships among Compensation Committee members and those executive officers of the Company, if any, who also serve as members of compensation committees or executive officers at other companies. The purpose of these requirements is to allow shareholders to assess the independence of the Company"s Compensation Committee members in making executive compensation decisions and recommendations. While the Company has had transactions with companies and firms with which certain members of the Compensation Committee are, or at some point during fiscal year 1995 were, affiliated as an officer and/or director, there are no reportable relationships in which members of the Committee have a direct or indirect material interest. In addition, there are no interlocking relationships of the nature described above involving members of the Compensation Committee.

     Certain Transactions

          Some companies and firms with which certain directors are or during fiscal year 1995 were affiliated as an officer and/or director had transactions in the ordinary course of business with the Company during fiscal year 1995 and similar transactions are expected to occur in the future. Except as discussed in next paragraph, none of these directors had a direct or indirect material interest in such transactions. The companies or firms involved in these transactions and the related directors are: Alliance Capital Management (John Winthrop) E"Town Corporation and Elizabethtown Water Company (John Kean and Robert W. Kean, Jr.), Fox Asset Management (R. Van Whisnand),





     Institute for Gas Technology (Bernard S. Lee), International Business Machines Corporation (James J. Forese), KCS Energy, Inc. (John Kean, Jr.) and Penn-Jersey Pipeline Company (Mr. Carver).



     In August 1987, Elizabethtown Gas Company entered into an Agreement of Lease with Liberty Hall Joint Venture for the occupancy of approximately 160,000 square feet of a 200,000 square foot office building in Union, New Jersey. On December 9, 1987, the predecessor to the New Jersey Board of Public Utilities authorized the acceptance of this agreement subject to certain conditions. The Joint Venture participants are Cali Liberty Hall Associates (a New Jersey general partnership) and a Kean family trust of which John Kean and Stewart B. Kean are trustees. All negotiations relative to the lease were conducted between Elizabethtown Gas Company and Cali Liberty Hall Associates. No person involved with the Kean family trust participated in such discussions. The annual base rent is approximately
     $2.5 million through 1994, $2.9 million from 1995 through 1999, $3.3 million from 2000 through 2004, and $3.7 million from 2005 through 2009.


     Family Relationships

           John Kean is the father of John Kean, Jr. and the cousin of retiring director Robert W. Kean, Jr.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ABOVE.

                               PROPOSAL NUMBER TWO
                              APPROVAL OF AUDITORS

          The accounting firm of Arthur Andersen LLP, 1345 Avenue of the Americas, New York, N.Y. 10105 has been selected by the Board of Directors, upon recommendation of its Audit Committee, to serve as independent public accountants for the Company and its subsidiaries for the fiscal year ending September 30, 1996. This firm has served as auditors for the Company since 1969. It is expected that representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

          THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE APPOINTMENT OF ARTHUR ANDERSEN LLP AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
     RATIFICATION OF THIS APPOINTMENT.   In the event of an insufficient
     number of votes to ratify this appointment, the Board of Directors will reconsider its decision.

                              PROPOSAL NUMBER THREE
             APPROVAL OF THE 1996 STOCK OPTION AND STOCK AWARD PLAN

          On November 28, 1995, the Board of Directors unanimously adopted, subject to shareholder approval at the Annual Meeting and such regulatory approvals as may be necessary, the NUI Corporation 1996 Stock Option and Stock Award Plan (the 1996 Stock Plan ). If





     approved by shareholders (subject to regulatory approval), the 1996 Stock Plan will provide for the granting of stock options, stock appreciation rights and other stock awards in order to facilitate the attraction, retention and motivation of key employees to participate in the long-term growth and financial success of the Company.

     Shares Reserved Under the 1996 Stock Plan

          The number of shares of Common Stock with respect to which grants and awards may be made under the 1996 Stock Plan is 250,000, subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding Common Stock. The shares issuable under the 1996 Stock Plan may be drawn from either authorized but previously unissued shares of Common Stock or from reacquired shares of Common Stock, including shares purchased by the Company on the open market or held as treasury shares.

     Material Features of the 1996 Stock Plan

          The following description of the material features of the 1996 Stock Plan is qualified in its entirety by reference to the full text of the Plan that is attached to this Proxy Statement as Exhibit A.

          The 1996 Stock Plan will be administered by a Committee designated by the Board of Directors (the Committee ) and composed of at least three members, each of whom shall be a disinterested person within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the
      Code ). Currently, the Compensation Committee serves as the Committee. The Committee shall have, among other powers, the power to interpret, waive, amend, and establish rules and regulations for the 1996 Stock Plan.

          The Committee shall have the sole and complete authority to grant to eligible participants one or more grants or awards, including incentive stock options, nonqualified stock options, stock appreciation rights, bonuses payable in stock and restricted stock, or any combination thereof. The Committee shall have the sole discretion to determine the amount of any such grants or awards, subject to the condition that no participant shall receive grants or awards with respect to more than 50,000 of the 250,000 shares reserved for issuance under the 1996 Stock Plan. The Committee shall also have the sole authority to establish such vesting periods and/or performance based goals that must be attained in order for the participant to be able to exercise any stock option or stock appreciation right or to obtain ownership of shares subject to the a restricted stock award.

          All stock options, stock appreciation rights and restricted stock awards shall be subject to agreements which shall be approved by the Committee. The Agreements shall set forth the terms and conditions of any such grants and awards and the conditions, if any, that must be satisfied by participants in order to obtain the benefits of the grants or awards. The Committee may, in its discretion, provide in the Agreements that in the event of a change in control of the





     Company, outstanding awards will vest, become immediately exercisable or payable or have all restrictions lifted. All grants and awards are non-transferable.

          The 1996 Stock Plan also provides for the payment of annual retainers to non-employee members of the Board of Directors for their service as members of the Board and for service as the Chair of a Board Committee in the form of deferred grants of Common Stock.. The Company"s 1988 Stock Plan provides for the payment of Board and Committee retainers in this same manner. The number of shares of stock to be allocated to a non-employee director"s account every year is determined by dividing the annual Board retainer (plus the annual Committee Chair retainer, if applicable) by the fair market value of the Common Stock on the date of the organization meeting of the Board. Currently, the annual Board retainer for non-employee directors is $12,000 and the annual Committee Chair retainer is $2,500. In addition to these shares, the accounts of non-employee directors are credited on each Common Stock dividend payment date with that number of additional shares that could have been purchased on the accrued shares in the account had the shares actually been issued to the director and the dividends on those shares been reinvested. The number of shares accrued to a director are issued upon the termination of the director"s service as a member of the Board. As described earlier in this Proxy Statement under Compensation of Directors , the Company has a Consulting Agreement with John Kean, Chairman of the Board. Under the Agreement, he receives no Board or Committee Chair retainers. Accordingly, although he is a non-employee director, he will not be a participant under the 1996 Stock Plan during the term of the Consulting Agreement.

     Eligible Participants

          Under the 1996 Stock Plan, key salaried employees, including officers, of the Company, its divisions and subsidiaries are eligible to receive grants and awards under the 1996 Stock Plan. There are approximately thirty such officers. The determination of those employees who shall be eligible to receive grants and awards is determined by the Committee, in its sole discretion.

     Amendments Permitted to the 1996 Stock Plan Without Shareholder
     Approval

          The Board of Directors may amend, alter or discontinue the 1996 Stock Plan at any time, provided that no amendment, alteration or discontinuation shall be made which would impair the rights of any holder of a grant or award without the participant"s written consent, or which, without shareholder approval, would (i) increase the maximum number of shares of Common Stock with respect to which grants and awards may be made (except for permitted adjustments applicable to changes in the outstanding Common Stock), (ii) decrease the exercise price for options below 100% of the fair market value of the Common Stock on the date of grant (except for permitted adjustments arising as a result of changes in the outstanding Common Stock), (iii) materially change the class of persons eligible to receive grant and awards, (iv) extend the duration of the 1996 Stock Plan, or (v) materially increase in any other way the benefits accruing to





     participants.

     Discussion of Federal Income Tax Consequences

          Set forth below is a summary of the federal income tax consequences relating to grants and awards under the 1996 Stock Plan.
      The Plan has been designed to meet the requirements of Section 162(m) of the Code.

     Incentive Stock Options

          No taxable income is recognized by the optionee upon the grant or exercise of an incentive stock option ( ISO ) that meets the requirements of Section 422 of the Code. However, the exercise of an ISO may result in alternative minimum tax liability for the optionee.
      If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year after the date of exercise, then upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to the Company for federal income tax purposes.

          If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a disqualifying disposition ), generally the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the date of exercise (or, if less, the amount realized on the arm"s length sale of such shares) over the exercise price of the underlying options, and the Company will be entitled to deduct such amount. Any gain realized from the shares in excess of the amount taxed as ordinary income will be taxed as capital gain and will not be deductible by the Company.

          An ISO will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment, except in certain cases where the ISO is exercised after the death or permanent and total disability of the optionee. If an ISO is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as an nonqualified stock option ( NQO ).

     Nonqualified Stock Options

          No taxable income is recognized by the optionee at the time an NQO is granted under the 1996 Stock Plan. Generally, on the date of exercise of an NQO, ordinary income is recognized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount. Upon disposition of the shares acquired, an optionee generally recognizes the appreciation or depreciation on the shares after the date of exercise as either short-term or long-term capital gain or loss depending on how long the shares have been held.





          If the stock received upon exercise of an option or stock appreciation right is subject to a substantial risk of forfeiture, the income and the deduction, if any, associated with such award may be deferred in accordance with the rules described below for restricted stock.

     Stock Appreciation Rights

          No income will be recognized by an optionee in connection with the grant of a stock appreciation right ( SAR ). When the SAR is exercised, the optionee will generally be required to include as taxable ordinary income in the year of such exercise an amount equal to the amount of cash received and the fair market value of any stock received. The Company will generally be entitled to a deduction equal to the amount includable as ordinary income by such optionee.

     Restricted Stock

          A recipient of restricted stock generally will be subject to tax at ordinary income rates on the excess of the fair market value of the stock (measured at the time the stock is either transferable or is no longer subject to forfeiture) over the amount, if any, paid for such stock. However, a recipient who elects under Section 83(b) of the Code within 30 days of the date of issuance of the restricted stock to be taxed at the time of issuance of the restricted stock will recognize ordinary income on the date of issuance equal to the fair market value of the shares of restricted stock at the time (measured as if the shares were unrestricted and could be sold immediately), minus any amount paid for such stock. If the shares subject to such election are forfeited, the recipient will be entitled to a capital loss for tax purposes only for the amount paid for the forfeited shares, not the amount recognized as ordinary income as a result of the Section 83(b) election. The holding period to determine whether the recipient has long-term or short-term capital gain or loss upon sale of shares begins when the forfeiture period expires (or upon issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b) of the Code).

     New Plan Benefits Under the 1996 Stock Plan

     On November 28, 1995 the Committee made grants of restricted Common Stock to selected key employees of the Company, including the officers listed in the Summary Compensation Table (with the exception of John
     Kean), which require that the Company achieve specific goals for earnings per share growth during each of the next four fiscal years in order for the recipients to receive all of the shares of Common Stock granted. Ownership of the shares will vest 50% after two years, 25% after the third year and 25% after the fourth year, subject to the condition that the performance objectives have been attained. In order for the recipients to receive all of the shares granted, the Company must achieve a 15% growth in earnings per share during each of the next four fiscal years. A reduced number of the granted shares
     will be earned if   earnings per share growth equals 7% to 14.9%; and
     if during any year of the performance period a minimum of 7% earnings per share growth is not obtained, a certain portion of the granted shares will be forfeited. The Committee has the authority to make





     downward adjustments to these performance goals if it deems such adjustments appropriate.

          The following table sets forth the value and number of shares of restricted stock which have been granted by the Board of Directors, subject to shareholder and regulatory approval of the 1996 Stock Plan. All of these grants are subject to the terms described above and carry a risk of forfeiture in the event that the performance objectives are not met.

     Name and Position           Dollar Value ($)(1)         Number of
                                                             Shares

     John Kean
      Chairman of the Board
       and Former CEO                     -0-                 -0-

     John Kean, Jr.
        President and CEO               $243,750            15,000

     Robert P. Kenney
        President-Northern
        Division                         108,257             6,662

     Frank T. Bahniuk
        Senior Vice President
        -Gas Supply                       61,912              3,810

     Richard J. O"Neill
        Human Resources and
        Administrative Officer            52,032              3,202

     Lyle C. Motley, Jr.
        President-Southern
        Division                          78,146              4,809

     David P. Vincent
        Chief Technology Officer          49,237              3,030

     All Executive Officers
      as a Group                         795,453             48,951

     All Other Key Employees
      as a Group                         262,632             16,162

     (1) Dollar values are based upon a Common Stock market price of $16.25 per share, which was the closing price of the Common Stock on the date immediately prior to the date of grant.

     Approval

          Approval of the 1996 Stock Plan requires the affirmative vote of the holders of a majority of the shares represented at the Meeting. In addition, the regulatory commissions in the six states in which the Company operates must also approve the 1996 Stock Plan, which approvals have been requested. Broker non-votes will not be treated





     as shares present or represented and entitled to vote at the Annual Meeting. The Board of Directors believes that the approval of the 1996 Stock Plan is in the best interests of the Company since it will facilitate the attraction, retention and motivation of key employees and is consistent with the Board"s compensation philosophy of aligning the interests of the Company"s employees with the interests of shareholders. In addition, the Plan will maintain the Company"s ability to fully deduct its performance-based compensation under
     Section 162(m) of the Code.

          THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE 1996 STOCK PLAN AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE 1996 STOCK PLAN. Proxies solicited by management will be voted FOR this proposal unless a vote against this proposal or abstention is specifically indicated.

                              PROPOSAL NUMBER FOUR
                  APPROVAL OF 1996 EMPLOYEE STOCK PURCHASE PLAN

          On January 23, 1996 the Board of Directors unanimously adopted, subject to shareholder approval at the Annual Meeting and such regulatory approvals as may be necessary, the NUI Corporation 1996 Employee Stock Purchase Plan (the Employee Plan ). The Employee Plan is designed to encourage employees to increase their ownership interest in the Company and to motivate them to exert their maximum efforts toward the success of the Company. The Employee Plan is one of several initiatives undertaken by the Board of Directors in order to align the interests of the Company"s employees with the interests of shareholders. If approved by shareholders (subject to regulatory approvals), the Employee Plan will provide for employees of the Company and its subsidiaries to purchase shares of the Company"s Common Stock on a monthly basis through payroll deductions, at a purchase price equal to the lesser of (i) 85% of the fair market value at the beginning of the month, or (ii) 85% of the fair market value at the end of the month. All employees who have been employed with the Company or one of its divisions or subsidiaries for at least six months will initially be eligible for participation in the Employee Plan. Accordingly, approximately 1,000 employees will initially be eligible.

     Shares Reserved Under the Employee Plan

          The number of shares of Common Stock which may be purchased under the Employee Plan is 140,000, subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding Common Stock. Shares will be isued during forty-four monthly purchase periods commencing in May, 1996. The shares issuable under the Employee Plan may be drawn from either authorized but previously unissued shares of Common Stock or from reacquired shares of Common Stock, including shares purchased by the Company on the open market or held as treasury shares.

     Material Features of the Employee Plan

          The following description of the material features of the Employee Plan is qualified in its entirety by reference to the full





     text of the Employee Plan that is included as Exhibit B to this Proxy Statement.

          The Employee Plan is administered by a Committee designated by the Board of Directors (the Committee ) and comprised of at least three directors, each of whom shall be a disinterested person within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the
      Code ).  Currently, the Compensation Committee serves as this
     Committee.

          Employees eligible to participate in the Employee Plan consist of all employees of the Company or any subsidiary of the Company who have been employed for at least six months and who regularly work at least twenty hours per week ( Participants ). Participants shall be entitled to designate a percentage of their base salary ranging from one percent (1%) to a maximum of ten percent (10%) to be withheld from their pay in order to purchase shares of the Company"s Common Stock. There will be regular monthly offering periods beginning in May, 1996. In order to be eligible to participate in a monthly offering period, enrollment and payroll deduction forms must be filed by a specified date. Once enrolled, a Participant will continue to be enrolled in subsequent offering periods at the percentage of pay selected until the Participant either elects a different rate by filing appropriate forms or withdraws from the Employee Plan.

          As of the last business day of every month, the agent for the Employee Plan will credit to the account of the Participant the number of whole shares of Common Stock derived by dividing the total amount withheld from the Participant"s pay during the month by the lesser of
     (i) 85% of the fair market value of the Common Stock on the first business day of the month, and (ii) 85% of the fair market value of the Common Stock on the last business day of the month. For purposes of the Employee Plan, the fair market value of the Common Stock on a particular day shall be the mean between the highest and lowest prices at which the Common Stock is traded on a national securities exchange or, if there is no sale on such exchange on such date, the mean between the bid and asked prices on such exchange at the close of the market on such date, or if the market is closed on such date, the nearest prior trading day. Fractional shares will not be issued and any amounts remaining at the end of a monthly purchase period will be held for the purchase of Common Stock in the next monthly purchase period. Participants will receive periodic reports, no less frequently than quarterly, indicating the amount of the Participants" payroll deductions during the preceding period, the amount of those deductions applied to purchase shares of Common Stock of the Company, the purchase price in effect for each monthly purchase period, the number of shares purchased and the amount of deductions, if any, carried over to the next period.

          A Participant may withdraw payroll deductions credited to the Participant"s account under the Employee Plan if the amounts have not already been used to purchase Common Stock by giving at least ten days prior written notice. The cash balance will then be paid to the Participant and no further payroll deductions will be made from the





     Participant"s pay during such offering. Withdrawal from an offering will not affect a Participant"s eligibility to participate in subsequent offerings.

          Participants are required to hold shares acquired under the Employee Plan for at least six months. A violation of this requirement will result in a six month suspension of the Participant from eligibility to participate in the Employee Plan. Participants do not have the right to assign or transfer their rights to purchase Common Stock under the Employee Plan.

          No employee will be permitted to purchase Common Stock under the Employee Plan if such employee, immediately after the purchase, would own stock possessing 5% or more of the combined voting power or value of all classes of stock of the Company. In addition, no employee will be able to purchase Common Stock having a value in excess of $25,000 during any one calendar year.

          In the event that the outstanding shares of Common Stock of the Company have been increased, decreased, changed into or been exchanged for a different number or kind of shares of Company securities through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, the Committee may make appropriate adjustments to the number and/or kind of shares subject to a current offering and may also make appropriate adjustments to the number and/or kind of shares which may be offered under the Employee Plan.

          The Board of Directors has the authority to terminate or amend the Employee Plan at any time, provided that the Board may not, without the approval of the shareholders of the Company, increase the maximum number of shares which may be issued under the Employee Plan (except as set forth in the immediately preceding paragraph), amend the requirements as to the employees eligible to participate in the Employee Plan or permit members of the Committee to participate in the Employee Plan.

          The Employee Plan shall become effective upon the approval of shareholders and obtaining such regulatory approvals as may be necessary and it will terminate upon the earlier to occur of termination by the Board of Directors or the issuance of all shares subject to the Employee Plan.

     Tax Consequences of the Employee Plan

          The Employee Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). Under present law, a Participant will not be deemed to have received any compensation for Federal income tax purposes at either the start of the monthly purchase period or subsequent purchase of Common Stock at the end of the monthly period.

          Participants will recognize taxable income in the year in which there is a disposition of the Common Stock purchased under the Employee Plan. If the Common Stock is not disposed of until at least





     two years after the start date of the monthly purchase period in which the Common Stock was acquired (a qualifying disposition ), the Participant will realize ordinary income in the year of the qualifying disposition equal to the lesser of (i) the amount by which the fair market value of the Common Stock on the date of the qualifying disposition exceeds the purchase price, or (ii) 15% of the fair market value of the Common Stock on the start date of the monthly purchase period in which the Common Stock was acquired. The amount of ordinary income will be added to the basis in the stock and any additional gain recognized upon the qualifying disposition will be a long-term capital gain. If the fair market value on the date of the qualifying disposition is less than the purchase price paid for the stock, no ordinary income will be recognized and any loss recognized will be a long-term capital loss.

          If the Common Stock is disposed of at any time within two years of the start date of the monthly purchase period during which it was acquired (a disqualifying disposition), the Participant will recognize ordinary income in the year of the disqualifying disposition equal to the amount by which the fair market value of the Common Stock on the purchase date exceeded the purchase price. The amount of the ordinary income will be added to the basis in the stock, and any resulting gain or loss recognized upon the disposition will be a capital gain or loss. The capital gain or loss will be long-term if the stock has been held for more than one year.

          If the Participant disposes of the Common Stock acquired under the Employee Plan in a disqualifying disposition, the Company will be entitled to a deduction for Federal income tax purposes in an amount equal to the ordinary income recognized by the Participant. The Company is not entitled to any deduction when the stock is disposed of in a qualifying disposition. The deductibility of capital losses realized by Participants upon disposition may be limited by the Code.
      Although the Tax Reform Act of 1986 eliminated the special long-term capital gain deduction so that the entire gain on disposition of stock acquired under the Employee Plan will be taxed at ordinary income tax rates, 1990 amendments to the Code have made 28% the maximum tax rate applicable to net long-term capital gains.

     New Plan Benefits Under the Employee Plan

          Because participation in the Employee Plan will vary from employee to employee and levels of participation among Participants will also vary, it is not possible to determine the value of benefits which may be obtained by executive officers and other employees under the Employee Plan.

     Approval

          Approval of the Employee Plan requires the affirmative vote of the holders of a majority of the shares represented at the Annual Meeting. In addition, the regulatory commissions of the six states in which the Company operates must also approve the Employee Plan, and such approvals have been requested. Broker non-votes will not be treated as shares present or represented and entitled to vote at the Annual Meeting. The Board of Directors believes that the approval of





     the Employee Plan is in the best interests of the Company since it will provide an incentive for the Company"s employees to increase their ownership in the Company and to enhance shareholder value through improved Company performance.

          THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE EMPLOYEE PLAN AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE EMPLOYEE PLAN. Proxies solicited by management will be voted FOR this proposal unless a vote against this proposal or abstention is specifically indicated.

                              PROPOSAL NUMBER FIVE
                      APPROVAL OF 1996 STOCK PURCHASE PLAN
                              FOR OUTSIDE DIRECTORS

          On January 23, 1995 the Company"s Board of Directors unanimously approved the NUI Corporation 1996 Stock Purchase Plan for Outside Directors (the "Director Plan"). The Director Plan is designed to encourage outside members of the Board of Directors to increase their ownership interest in the Company"s Common Stock. The Director Plan is one of several initiatives undertaken by the Board in order to further align the interests of the Company"s management and Board with the interests of shareholders. If approved by shareholders (subject to regulatory approvals), the Director Plan will provide to outside directors of the Company an option to purchase up to 1,500 shares of Common Stock per year at a purchase price equal to 85% of the fair market value of the Common Stock on the date of the exercise of the option. All non-employee directors of the Company will be eligible to participate in the Director Plan; the Company currently has eight non-employee directors, and following this Annual Meeting there will be seven non-employee directors.

     Shares Reserved Under the Director Plan

     The number of shares of Common Stock with respect to which options may be granted under the Director Plan is 70,000, subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding Common Stock. The shares issuable under the Director Plan may be drawn from either authorized but previously unissued shares of Common Stock or shares purchased by the Company on the open market or held as treasury shares.

     Material Features of the Director Plan

          The following description of the Director Plan is qualified in its entirety by reference to the text of the Director Plan, which is included as Exhibit C to this Proxy Statement.

          Under the Director Plan, as of the date of the first meeting of the Board of Directors of the Company immediately following the Annual Meeting of Shareholders each year (the Annual Grant Date ) each non-employee director of the Company (a Participant ) shall automatically be granted an option to purchase up to 1,500 shares of the Company"s Common Stock, which will be exercisable immediately. Each option shall have a term commencing on the Annual Grant Date and expiring on the next succeeding Annual Grant Date. Accordingly, at no time will a





     Participant have outstanding options to purchase more than 1,500 shares of Common Stock and all options must be exercised within a roughly one year period or they will expire.

          Each option may be exercised in whole or in part at any time. An option may be exercised by delivery of a written notification of exercise to the Secretary of the Company, accompanied by payment of the exercise price for the number of shares to be purchased. The date upon which the Secretary receives both an exercise notification and payment of the exercise price is the Exercise Date . Additionally, at any time up to and including an Annual Grant Date, a director may elect to have all Board and/or Committee attendance fees to be paid to the director during the next succeeding year to be utilized for the purpose of automatically exercising the director"s option for the number of shares which could be purchased on the date of the meeting(s) at which such fee(s) are payable. The date of the meetings at which Board and/or Committee attendance fees are earned by such a director is the Automatic Exercise Date .

          The exercise price at which shares of Common Stock subject to outstanding options may be purchased shall 85% of the fair market value of the Common Stock on the Exercise Date or Automatic Exercise Date, as applicable. For purposes of the Director Plan, the fair market value of the Common Stock on a particular day shall be the mean between the highest and lowest prices at which the Common Stock is traded on a national securities exchange or, if there is no sale on such exchange on such date, the mean between the bid and asked prices on such exchange at the close of the market on such date, or if the market is closed on such date, the nearest prior trading day. Fractional shares will not be issued and any amounts remaining following the exercise or partial exercise of the option shall be returned to the Participant, unless the purchase was as the result of an automatic exercise using Board and/or Committee attendance fees, in which event all amounts remaining following such an exercise shall be retained and be credited to the Participant"s account.

          All shares purchased upon the exercise or partial exercise of an option shall be issued to the Participant as promptly as practicable following the Exercise Date or Automatic Exercise Date, as applicable, or, if requested by the Participant, shall be credited to the Participant"s account in NUI Direct, the Company"s dividend reinvestment and stock purchase plan. Options which are not exercised by the next succeeding Annual Grant Date will be forfeited, and all shares which are subject to such forfeited options will be returned to the number of shares which are available for future option grants under the Director Plan.

          The Director Plan shall be administered by the Compensation Committee of the Board of Directors (the Committee), which is authorized to interpret and establish rules and procedures governing the Director Plan. In the event that the outstanding shares of Common Stock of the Company have been increased, decreased, changed into or been exchanged for a different number or kind of shares of Company securities through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, the Committee may make appropriate adjustments to the





     exercise price and the number and/or kind of shares subject to outstanding options and may also make appropriate adjustments to the number and/or kind of shares which may be offered under the Director Plan.

     Amendments Permitted to the Director Plan Without Shareholder Approval

          The Board of Directors may amend, alter or discontinue the Director Plan at any time, provided that no amendment, alteration or discontinuation shall be made which would impair the rights of any holder of an option without the Participant"s written consent, or which, without shareholder approval, would (i) increase the maximum number of shares of Common Stock with respect to which options may be awarded (except for permitted adjustments discussed in the immediately preceding paragraph), (ii) decrease the exercise price for options (except for permitted adjustments arising as a result of changes in the outstanding Common Stock), (iii) materially change the class of persons eligible to participate in the Director Plan, (iv) extend the duration of the Director Plan, or (v) materially increase in any other way the benefits accruing to Participants

          The Director Plan shall become effective upon the approval of shareholders and obtaining all required regulatory approvals and it shall terminate upon the earlier to occur of termination by the Board of Directors or the lack of shares available for option grants.

     Tax Consequences of the Director Plan

          The options granted to Participants under the Director Plan are nonqualified options ( NQO ) for Federal income tax purposes. No taxable income is recognized by the optionee at the time an NQO is granted under the Director Plan. Generally, on the date of exercise of an NQO, ordinary income is recognized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount. Upon disposition of the shares acquired, an optionee generally recognizes the appreciation or depreciation on the shares after the date of exercise as either short-term or long-term capital gain or loss depending on how long the shares have been held.

     New Plan Benefits Under the Director Plan

          The benefits which directors will obtain under the Director Plan in a given annual period will depend upon the number of shares purchased upon the exercise of options and the fair market value of the Common Stock on the date of exercise. Accordingly, it is not possible to determine the number of shares which may be purchased under the Director Plan on an annual basis. However, the following table sets forth the benefits which would have been realized by directors if the Director Plan had been in effect during 1995 and all eligible directors had fully exercised their options.

       Individuals Covered         Dollar Value ($)(1)     Number of
                                                           Shares


     All Non-Employee Directors
     as a Group (Seven
     Individuals)                    $26,197                10,500

     (1) This figure represents the aggregate value of the discount on the purchase price for shares acquired upon the exercise of options. For purposes of this table, it is assumed that all non-employee directors on March 14, 1995 (the date of the first Board of Directors Meeting following the Annual Meeting of Shareholders) were granted an option to purchase 1,500 shares of Common Stock at 85% of the fair market value on the exercise date. It is further assumed that all options were exercised at an average purchase price of $14.13, which is 85% of the closing price of $16.625 for the Common Stock on September 29, 1995.

     Approval

          Approval of the Director Plan requires the affirmative vote of the holders of a majority of the shares represented at the Annual Meeting. In addition, the regulatory commissions of the six states in which the Company operates must also approve the Director Plan, and such approvals have been requested. Broker non-votes will not be treated as shares present or represented and entitled to vote at the Annual Meeting. The Board believes that the Director Plan is in the best interests of the Company since it will provide an incentive for the Company"s directors to increase their ownership interest in the Company.

          THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE DIRECTOR PLAN AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE DIRECTOR PLAN. Proxies solicited by management will be voted FOR this proposal unless a vote against this proposal or abstention is specifically indicated.


                 OWNERSHIP OF VOTING SECURITIES BY CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT

          Security Ownership of Certain Beneficial Owners. The Company"s management is aware of two shareholders, John Kean and Stewart B. Kean, who own beneficially more than five percent of the Company"s Common Stock.

      Name and Address of                                Percent
       Beneficial Owner       Number of Shares          of Class

     John Kean                     509,013 (1)             5.5%
     550 Route 202-206
     Bedminster, New Jersey
     07921

     Stewart B. Kean               709,034 (2)             7.7%
     Box 1
     Elizabeth, New Jersey
     07207







     (1) Includes 135,389 shares over which Mr. John Kean has sole voting and investment power and 373,624 shares over which Mr. Kean has shared voting and investment power as a co-trustee under various trusts for the benefit of members of the Kean family.

     (2) Includes (a) 335,410 shares over which Mr. Stewart B. Kean has sole voting and investment power, and (b) 373,624 shares over which Mr. Kean has shared voting and investment power as a co-trustee under various trusts for the benefit of members of the Kean family.

          Security Ownership of Management. The following table shows, as of December 31, 1995, the number and percent of the shares of Common Stock beneficially owned by each director, each executive officer listed in the Summary Compensation Table and all directors and executive officers of the Company as a group:

     Title of        Beneficial               Number of      Percent of
     Class           Owner                    Shares (1)(2)  Class
    Common Stock     Calvin R. Carver         122,855(3)       1.3%
                     Vera King Farris           1,497           *
                     James J. Forese            3,342           *
                     John Kean                509,013 (4)      5.5%
                     John Kean, Jr.            56,025 (6)       *
                     Robert W. Kean, Jr.      121,387 (5)      1.3%
                     Bernard S. Lee             4,362           *
                     R. Van Whisnand            3,342           *
                     John Winthrop              5,875           *
                     Frank T. Bahniuk           5,405           *
                     Lyle C. Motley, Jr.        1,032           *
                     Richard J. O"Neill         2,867           *
                     Robert P. Kenney          21,102           *
                     David P. Vincent          27,009           *

                     18 directors and
                     executive officers
                     as a group               951,993        10.3%

     *  Less than 1.0%.
     (1) Includes the following number of shares of Common Stock issuable to non-employee directors upon termination of Board service in payment for their annual Board retainers, as follows: Messers. Carver, Forese and Whisnand, 3,192 shares each; Messrs. Robert Kean and Winthrop, 2,908 shares each; Dr. Lee, 2,362 shares; Dr. Farris, 1,250 shares; and all directors as a group, 19,005 shares; and (b) shares of restricted stock, as follows: John Kean, Jr., 7,675 shares, Kenney, 8,925 shares, Vincent, 6,775 shares, and all directors and officers as a group, 50,005 shares. Also includes shares that are subject to currently exercisable stock options, as follows: John Kean, Jr., 5,000 shares; David P. Vincent, 4,800 shares; and all Directors and officers as a group, 9,800 shares.

     (2) Except as noted, each beneficial owner indicated has sole voting and investment power with respect to the shares indicated next to such person's name.

     (3) Includes 600 shares with respect to which Mr. Carver disclaims beneficial ownership.

     (4) Includes 135,389 shares over which Mr. Kean has sole voting and investment power and 373,624 shares over which Mr. Kean has shared voting and investment power as a co-trustee under various trusts for the benefit of members of the Kean family.

     (5) Includes 114,482 shares with respect to which Mr. Kean has shared voting and investment power.

     (6) Includes 17,263 shares with respect to which Mr. Kean shares voting and investment power.

     EXECUTIVE OFFICERS

          The following information is provided with respect to each executive officer of the Company. Officers are elected annually at the first meting of the Board of Directors following the Annual Meeting of Shareholders. There are no arrangements or understandings between any officer and any other person pursuant to which the officer was selected.

          John Kean, Jr., age 38
          President and Chief Executive Officer
          Since April, 1995 Mr. Kean has served as President and Chief Executive Officer of the Company. From October, 1994 through March, 1995 he served as President and Chief Operating Officer. From March, 1993 to September, 1994 he served as Executive Vice President of Elizabethtown Gas Company. Prior thereto, he served as Chief Financial Officer of the Company. He held the additional position of Executive Vice President of the Company from January 1992 to September 1994.

          Frank T. Bahniuk, age 58
          Senior Vice President-Gas Supply
          Mr. Bahniuk has served as Senior Vice President of the Company since August 1994. Prior thereto, he served as Senior Vice President of Elizabethtown Gas Company.

          Michael J. Behan, age 49
          Vice President - External Affairs
          Mr. Behan has served as Vice President since March 1993, and prior thereto he served as Assistant Vice President. Mr. Behan is also President of Natural Gas Services, Inc., a subsidiary of the Company.


          Robert P. Kenney, age 61
          President - Northern Division
          Mr. Kenney has served as President and Chief Executive Officer of Elizabethtown Gas Company since 1991. He is also Chairman of the Board of Utility Billing Services, Inc., a subsidiary of the Company.

          Stephen M. Liaskos, age 44
          Controller
          Mr. Liaskos has served as Controller since September, 1995. From 1992 until September, 1995 he served as an independent financial and accounting consultant and prior thereto he served as Vice President and Controller of Metallgesellschaft Corp.

          Robert F. Lurie, age 38
          Treasurer
          Mr. Lurie has served as Treasurer since February 1994. Prior thereto he served as Director of the Office of Public Finance for the Treasury Department of the State of New Jersey.

          Lyle C. Motley, Jr., age 54
          President - Southern Division
          Mr. Motley has served as President of the Southern Division since April, 1995. From March, 1992 through March, 1995 he served as President, and prior thereto as Executive Vice President, of Pennsylvania and Southern Gas Company, which was acquired by the Company in April, 1994.

          Richard J. O"Neill, age 56
          Human Resources and Administrative Officer
          Mr. O"Neill has served as Human Resources and Administrative Officer since October, 1995. From April, 1995 through September, 1995 he served as Senior Vice President, and prior thereto as Group Vice President, of Elizabethtown Gas Company.

          James R. Van Horn, age 39
          General Counsel and Secretary
          Mr. Van Horn has served as General Counsel and Secretary since June, 1995. Prior thereto he served as Senior Vice President, General Counsel and Secretary of Citizens First Bancorp, Inc. and Citizens First National Bank of New Jersey.

          David P. Vincent, age 52
          Chief Technology Officer
          Mr. Vincent has served as Chief Technology Officer since October, 1995. From April through September, 1995 he served as a Senior Vice President of Elizabethtown Gas Company. From March, 1993 through March, 1995 he served as Executive Vice President and Chief Financial Officer of the Company and prior thereto he served as Executive Vice President of the Company.

     EXECUTIVE COMPENSATION

     Compensation Committee Report on Executive Compensation

          The Compensation Committee of the Board of Directors (the "Committee") is comprised of four independent, non-employee directors. The Committee has the general responsibility of making recommendations to the Board concerning the Company"s executive compensation policies, practices and objectives. The Committee makes recommendations to the Board concerning base salary levels and cash bonus awards for the officers of the Company, its divisions and subsidiaries and it administers the Company"s 1988 Stock Plan, making grants and awards under the Plan to selected key employees in its discretion. In addition, the Committee is responsible for






     administering and making grants and awards under the 1996 Stock Option and Stock Award Plan (the 1996 Stock Plan ), which is being presented for shareholder approval at this Annual Meeting.

          In discharging its responsibilities, the Committee draws upon various resources, including but not limited to the varied business experiences and knowledge of Committee members and independent directors in the area of executive compensation and the advice of independent compensation experts. These resources allow the Committee to stay abreast of current trends and developments in executive compensation and provide valuable guidance to the Committee in making decisions and recommendations to the Board of Directors.

          The Committee strongly believes that the executive compensation program should be designed to align the interests of management closely with the interests of shareholders and to tie overall compensation levels to the performance of the Company and the achievement of long-term and short-term goals and objectives. The Committee also recognizes the importance of a strong executive compensation program to attracting and retaining qualified executives. Accordingly, the program is designed to:

          * Provide short-term incentives for personal and Company performance through the payment of cash bonuses;

          * Provide long-term incentives for enhancing shareholder value through equity-based compensation which is earned only upon the achievement of specific Company performance goals; and

          * Provide the Company with the ability to attract, motivate and retain key executives who are critical to the success of the Company through the payment of competitive base salaries, the opportunity to earn incentive compensation and through the provision of a competitive benefits package.

          The components of the Company's executive compensation program are base salary, annual cash bonuses, long-term incentive compensation and various benefits. Long-term compensation is comprised of grants and awards under the Company's 1988 Stock Plan (and, subject to shareholder approval, the 1996 Stock Plan), pursuant to which the Committee may make stock awards and grants of restricted stock, stock options and stock appreciation rights. The benefits provided to executives include medical, retirement and savings plans which are available to employees generally and supplementary medical and retirement plans that are not available to employees generally.

          Consistent with the Committee"s overall objective of aligning the interests of management with the interests of shareholders and providing an incentive for the enhancement of shareholder value, the Committee recommended, and the Board of Directors approved, the 1996 Stock Plan. The 1996 Stock Plan is subject to the approval of shareholders at this Annual Meeting and such regulatory approvals as may be necessary (See Proposal Number 3 in this Proxy Statement). Under the 1996 Stock Plan, the Committee has the discretion to establish specific performance criteria which must be satisfied in order for grants and awards to be earned. On November 28, 1995 the





     Committee made grants of restricted Common Stock to officers of the Company, including the officers listed in the Summary Compensation Table (with the exception of John Kean), which require that the Company achieve specific goals for earnings per share growth during each of the next four fiscal years in order for the recipients to receive all of the shares of Common Stock granted. Ownership of the shares will vest 50% after two years, 25% after the third year and 25% after the fourth year, subject to the condition that the performance objectives have been attained. In order for the recipients to receive all of the shares granted, the Company must achieve a 15% growth in earnings per share during each of the next four fiscal years. A reduced number of the granted shares will be earned earnings per share growth is 7% to 14.9%; and if during any year of the performance period a minimum of 7% earnings per share growth is not obtained, a certain portion of the granted shares will be forfeited. The Committee has the authority to make downward adjustments to these performance goals if it deems such adjustments appropriate.

           In establishing recommendations to be made to the Board of Directors for increases in base salary and for cash bonuses for the Company"s executives, including the Chief Executive Officer, for fiscal year 1995, the Committee considered a number of factors, including various measures of the Company"s financial performance, relative both to historical Company performance and the performance of other natural gas distribution companies. The Committee also considered management"s achievement of a number of goals during the year. These factors were considered collectively, with no specific weight given to each factor. The general conclusion of the Committee after this evaluation was that on an overall basis salary increases should be in line with the average level of executive raises nationwide and cash bonus payments should be significantly reduced from the levels granted in prior years.

          The compensation paid to John Kean, Jr., President and Chief Executive Officer of the Company, with respect to fiscal year 1995 is set forth in the Summary Compensation Table. Mr. Kean"s salary increased by approximately 24% in 1995 from the salary he received in 1994. This increase is the result of the significant increase in responsibility assumed by Mr. Kean during fiscal year 1995. In October, 1994 he became President and Chief Operating Officer of the Company and in April, 1995 he assumed the position of Chief Executive Officer of the Company. Mr. Kean"s base salary remains below the average base salary of Chief Executive Officers at companies in the natural gas distribution industry with revenues comparable to the
     Company"s revenue level.   For the second consecutive year Mr. Kean
     was not awarded a cash bonus. The Committee believes that this action was appropriate in light of the financial performance of the Company and is not a reflection on the individual performance of Mr. Kean. In order to provide a long-term incentive to Mr. Kean to continue to improve upon the financial performance of the Company and enhance shareholder value, the Committee awarded him 15,000 shares of restricted Common Stock. The restricted stock was granted pursuant to the 1996 Stock Plan, discussed above, which is being presented for shareholder approval at this Annual Meeting. The vesting and Company performance criteria which must be satisfied for Mr. Kean to obtain ownership of these shares is set forth above. This restricted stock





     award is consistent with the Committee"s objective of aligning the interests of management with the interests of shareholders.

          The Committee believes that the Company"s executive compensation program is well structured to provide maximum incentive to executives to continually improve upon the financial performance of the Company; to attract, retain and motivate key officers; and to enhance shareholder wealth.

     Members of the Compensation Committee

     R. Van Whisnand, Chairman
     Vera King Farris
     James J. Forese
     Bernard S. Lee



     Performance Graph
     The graph below reflects the performance of the Company"s Common Stock during the past five fiscal years and compares that performance with the performance of a borad market index, the S&P 500 and the performance of an industry index during that same period of time. The industry index is an index of natural gas distribution companies prepared by Edward D. Jones and Co. The chart below tracks the performance of an investment of $100 on October 1, 1990 and assumes the reinvestment of dividends.



     Measurement Period                 Gas        S&P 500
     (Fiscal Year Covered)  NUI Corp.   Utilities  Index

     Measurement Pt. 9/30/90   100.0    100.0      100.0

     FYE 9/30/91               130.1       118.8      131.0
     FYE 9/30/92               203.3       145.2      145.4
     FYE 9/30/93               166.4       181.5      164.2
     FYE 9/30/94               179.3       162.0      170.2
     FYE 9/30/95               173.4       164.2      220.6






     Annual Compensation, Long-Term Compensation and All Other Compensation

          The following table summarizes the compensation paid to the two individuals who served as the Company"s Chief Executive Officer during fiscal year 1995, the four other most highly compensated officers and one officer who served as an executive officer during the year but was not an executive officer at the conclusion of the year.
      Summary Compensation Table
                                                  Other   Long
                                                  Annual  Term
                                                  Compen  Compen-
                                                  sation  sation
                                                  ($)(1)

                        Annual Compensation                 Awards

      Name and          Year  Salary    Bonus             Restrict   All
      Principal               ($)       ($)               ed Stock  Other
      Position (2)                                        Award(s)  Compen-
                                                           ($) (3)  sation
                                                                    ($) (4)
                                                                  )
      John Kean         1995  $137,550  -0-        ---     -0-
      Chairman of the   1994   272,450  -0-        ---     $27,985   $67,729
      Board; Chief      1993   261,325  115,700    ---     110,025    12,906
      Executive
      Officer
      until April,
      1995

      John Kean, Jr.    1995  $221,200  -0-        ---    $243,750  $ 6,389
      President and     1994   177,800  -0-        ---    $100,050    6,842
      Chief
      Executive         1993   167,600   58,000    ---    $ 72,450    7,019
      Officer


      Robert P. Kenney  1995  $208,025  $20,980    ---    $108,257  $ 9,342
      President -       1994   200,275  -0-        ---    $ 82,800    7,283
      Northern
      Division          1993   188,500   65,100    ---      77,775    7,685


      Frank T. Bahniuk  1995  $147,675  $12,000    ---   $61,912    $10,609
      Senior Vice       1994   139,150   23,600    ---     5,655     10,097
      President-
      Gas Supply        1993   132,875   32,200    ---                9,765


      Richard J.        1995  $124,025  $12,000    ---   $52,032   $  8,576
      O"Neill
      Human Resources   1994  $119,475   20,400    ---   -0-          8,481
      and
      Administrative    1993   114,125   28,140    ---   -0-          6,176
      Officer


      Lyle C. Motley,   1995   117,644   15,000    ---   $78,146   $ 6,643
      Jr.
      President-        1994    37,008   -0-       ---     2,828     2,338
      Southern
      Division


      David P. Vincent  1995  $165,400  -0-        ---   $49,237   $ 8,445
      Chief Technology  1994   163,700  -0-        ---    59,513     6,427
      Officer;
      Chief Financial   1993   156,700  $51,400    ---    57,188     5,562
      Officer until
      April, 1995

     (1) If no figure appears in the Other Annual Compensation column, the dollar value of perquisites paid to each of the named executive officers does not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for the named executive officer.

     (2) John Kean retired from the Company effective April 1, 1995 and compensation information for Mr. Kean relates to the period from October 1, 1994 through March 31, 1995. Mr. Motley joined the Company on April 19, 1994 and compensation information for Mr. Motley in 1994 relates to the period of April 19 - September 30, 1994. Although Mr. Vincent did not serve as an executive officer of the Company at the end of fiscal year 1995, compensation information appears in this table because he served as an executive officer (Chief Financial Officer ) during the fiscal year and because of his level of compensation.

     (3) The restricted stock awards for 1995 are subject to shareholder and regulatory approval of the NUI Corporation 1996 Stock Option and Stock Award Plan. The number of shares of restricted stock granted to the named executive officers is as follows: John Kean - 0;, John Kean, Jr. - 15, 000; Robert P. Kenney - 6,662; Frank T. Bahniuk - 3810; Richard J. O"Neill - 3202; Lyle C. Motley, Jr. - 4,809; and David P. Vincent - 3030. These shares will vest over a four year period as follows: 50% after two years, 25% after three years and 25% after four years. In order for recipients to receive the granted shares, specific performance goals must be achieved by the Company.

     Set forth below is information on current outstanding restricted stock (not including the 1995 grants) for the named executive officers. Prior to full vesting, the recipients receive dividends on these shares and have voting rights with respect to these shares.

     Name       Date of    Number of  Value on   Shares     Date
                Grant      Shares     9/30/95
     John Kean  --------                                    --------


     John       1/23/92    7,000      $11,637      700      1/23/96
     Kean, Jr
                11/23/92   1,400      $23,275      700      11/23/95
                                                   700      11/23/96
                11/22/93   2,800      $46,550    1,400      11/22/95
                                                   700      11/22/96
                                                   700      11/22/97
                11/22/94   6,900      $114,712   3,450      11/22/96
                                                 1,725      11/22/97
                                                 1,725      11/22/98

     Robert P.  1/23/92      850      $14,131      700      1/23/96
     Kenney
                11/23/92   1,700      $28,262      850      11/23/95
                                                   850      11/23/96
                11/22/93   3,200      53,200     1,600      11/23/95
                                                   800      11/23/96
                                                   800      11/23/97
                11/22/94   4,540      75,477     2,270      11/22/96
                                                 1,135      11/22/97
                                                 1,135      11/22/98

     Frank T.   11/22/94     390     $6,484        195      11/22/96
     Bahniuk
                                                    98      11/22/97
                                                    97      11/22/98
     Richard    none
     J.
     O"Neill

     Lyle C.    11/22/94    195     $3,242         98       11/22/96
     Motley,
     Jr.                                           49       11/22/97
                                                   48       11/22/98

     David P.   1/23/92    650     $10,806        650       1/23/96
     Vincent   11/23/92  1,250     $20,781        625       11/23/95
                                                  625       11/23/96
               11/22/93  2,300     $38,237      1,150       11/22/95
                                                  575       11/22/96
                                                  575       11/22/97
                11/22/94   580       9,642        290       11/22/96
                                                  145       11/22/97
                                                  145        11/22/98




     (4) Includes the following amounts representing the employer match under qualified savings plans during fiscal year 1995: John Kean - $2,850; John Kean, Jr. - $4,725; Frank T. Bahniuk - $4,589, Robert P. Kenney - $4,725; Richard J. O"Neill - $3,902; Lyle C. Motley, Jr. - $5,882; and David P. Vincent - $4,725. Also includes the following amounts representing the value of group life insurance premiums paid during fiscal year 1995; John Kean - $1,404; John Kean, Jr. - $264; Robert P. Kenney - $2,808; Frank T. Bahniuk - $1,800; Richard J. O"Neill - $1,800; Lyle C. Motley, Jr. - $761; and David P. Vincent - $1,152. Includes the following amounts paid to the named executive





     officers during fiscal year 1995 with respect to Company"s medical expense reimbursement plan, which provides officers with supplemental medical coverage: John Kean - $599; John Kean, Jr. - $1,400; Robert
     P. Kenney - $1,809; Frank T. Bahniuk - $4,200; Richard J. O"Neill - $2,874; and David P. Vincent - $2,568. For John Kean, this figure also includes $450 in directors fees received from Elizabethtown Gas Company and $62,426 paid to Mr. Kean for unused vacation upon his retirement from the Company.


     Options and Stock Appreciation Rights

          No options or Stock Appreciation Rights (SARs) were granted during fiscal year 1995 to any of the executive officers listed in the Summary Compensation Table and no outstanding options or SARs were repriced in the most recent fiscal year.

              Aggregated Option/SAR Exercises in 1995 Fiscal Year
            Option and SAR Values as of September 30, 1995

          Name    Shares    Value      Number of Securities    Value of
                  Acquired  Realized  Underlying Unexercised   Unexercised
                  on        ($)       Options/SARs at FY-End   In-the-
                  Exercise            (#)                      Money
                  (#)                 Exercisable/Unexercisa   Options/ SARs
                                      ble                      at FY-End
                                                               Exercisable /
                                                               Unexercisable
                                                               (1)
      John         --       --       5,000/--                 ---
      Kean, Jr.

      David        --       --       4,800/--                  $4,104
      P. Vincent

     (1) The market value of the Common Stock as of September 30, 1995 was $16.625. Mr. Kean has an option to purchase 5,000 shares at a per share exercise price of $17.625, so these options are not in-the-money. Mr. Vincent has an option to purchase 4,800 shares at a per share exercise price of $15.77.
     Long-Term Incentive Plan Awards

          No long-term incentive plan awards were granted or paid out in fiscal year 1995 to any of the executive officers listed in the Summary Compensation Table.

          Retirement Benefit Plans

          The executive officers of the Company, other than participants in theCIty Gas Company of Florida and the Pennsylvania and Southern Gas Company Plans, earn retirement benefits that may be payable under three separate plans: (1) the Company"s Retirement Plan, a funded plan in which more than 70% of the Company's employees are eligible to participate; (2) the ERISA Excess Benefits Plan, an unfunded plan that is designed to provide benefits for those participants in the Retirement Plan for whom benefits are reduced by reason of the limita-






     tions imposed under Section 415 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"); and (3) the Supplemental Retirement Benefits Plan, an unfunded plan that provides additional benefits to certain key executive employees, including those listed in the Summary Compensation Table. While participants in the Retirement Plan and the ERISA Excess Benefits Plan become vested in their entitlement to benefits under vesting requirements established under the Employee Retirement Income Security Act of 1974, participants in the Supplemental Retirement Benefits Plan are eligible to receive benefits from the plan only if they reach retirement age while working for the Company.

          The Retirement Plan, which is funded entirely by the Company, provides that a participant retiring at or after age 65 will receive an annual retirement benefit equal in amount (when calculated as a life annuity with two years certain) to 1-1/2% of the participant's final average compensation (the average of the highest sixty consecutive months base salary) multiplied by the number of years of credited service. Benefits payable to participants in the Retirement Plan may be reduced by reason of the limitations imposed under Section 415 of the Code. The ERISA Excess Benefits Plan will pay the difference between the amount payable to the participant under the Retirement Plan and the amount the participant would have been paid but for the limitations pursuant to Section 415 of the Code. Benefits under this plan are subject to the same terms and conditions as the benefits payable to the participant under the NUI Retirement Plan.

          The unfunded Supplemental Retirement Benefits Plan provides that each eligible employee who reaches retirement age while working for the Companymay receive an annual retirement benefit equal in amount (when calculated as a life annuity with two years certain) to 2% of the participant's final average total compensation (the average of the highest sixty consecutive months" earnings, including cash bonuses earned) multiplied by the number of years of credited service up to a maximum of 60%. Benefits otherwise payable under the unfunded Supplemental Retirement Benefits Plan are reduced by amounts payable under the Retirement Plan and the ERISA Excess Benefits Plan.

          The following table shows the maximum aggregate annual retirement benefits payable from all three plans at normal retirement age for various levels of final average compensation and years of service, assuming payment of benefits in the form of a life annuity with a two year certain.

                          Years of Service
           Renumeration   10 Years   20 Years   30 Years     40 Years

           $50,000        $10,000    $20,000    $30,000      $30,000
           100,000         20,000     40,000     60,000       60,000
           150,000         30,000     60,000     90,000       90,000
           200,000         40,000     80,000    120,000      120,000
           250,000         50,000    100,000    150,000      150,000
           300,000         60,000    120,000    180,000      180,000
           350,000         70,000    140,000    210,000      210,000
           400,000         80,000    160,000    240,000      240,000
           450,000         90,000    180,000    270,000      270,000






          Average annual compensation utilized for formula purposes includes salary and bonus as reported on the "Summary Compensation Table." The benefit amounts shown in the preceding table are not subject to any deduction for Social Security benefits or other offset amounts. The number of years of service now credited under the NUI Retirement Plan for the participants listed in the "Summary Compensation Table" is as follows: John Kean, Jr., 10 years; Robert P. Kenney, 26 years; Frank T. Bahniuk, 6 years; Richard J. O"Neill, 25 years; and David P. Vincent, 9 years. John Kean retired effective April 1, 1995 with 39 years of credited service under the plan; his average annual compensation for purposes of the plan is $_______.

          City Gas Company Pension Plan. The non-bargaining-unit employees of City Gas Company of Florida ( CGF ) are eligible to participate in the CGF Plan which, generally, is the plan that was in effect when the CGF was acquired in 1988. TheCGF Plans, including the CGF Pension Plan and Trust which is funded entirely by the Company, provide that a participant retiring at or after age 65 will receive an annual retirement benefit equal in amount (when calculated as a life annuity with two years certain) to 1-1/4% of the participant's final average compensation (the average of the highest sixty consecutive months payroll compensation in the last ten years of the participant's service are subject to report on Internal Revenue Service Form W-2) multiplied by the number of years of credited service. Benefits payable to participants in the CGF Plan may be reduced by reason of the limitations imposed under Section 415 of the Code, which as of the date of this Proxy Statement limit the participant's eligible final average compensation to $150,000.

          The following table shows the maximum aggregate annual retirement benefit payable at normal retirement age for various levels of final average compensation and years of service, assuming the election of retirement allowance payable as a life annuity with two years certain:


                             Years of Service

                             10 Years 20 Years  30 Years 40 Years
               Remuneration
               $50,000       $6,250   $12,500   $18,750  $25,000
               100,000       12,500    25,000    37,500   50,000
               150,000       18,750    37,500    56,250   75,000
               200,000       18,750    37,500    56,250   75,000

          Average annual compensation utilized for formula purposes includes salary, bonus, the value of restricted stock grants and payments for unused vacation as reduced by reason of the limitations imposed under Section 415 of the Code. The benefit amounts shown in the preceding table are not subject to deduction for Social Security benefits or other offset amounts. Lyle C. Motley, Jr. became a participant in the CGF Plan effective January 1, 1996. Prior thereto, he had been a participant in the Pennsylvania and Southern Gas Company ( P&S ) Retirement Plan, discussed below.








          Pennsylvania & Southern Pension Plan - The Company also maintains the Pennsylvania & Southern Gas Company Retirement Plan (the P&S
     Plan). The P & S Plan, which is funded entirely by the Company, provides that a participant retiring at or after age 65 will receive an annual retirement benefit equal in amount to 1% of final average compensation subject to Social Security taxes, plus 1.55% of the participant"s final average compensation which is in excess of this level, multiplied by years of credited service, up to a maximum of thirty-five years.

          The following table shows the maximum aggregate annual retirement benefit payable at normal retirement age for various levels of final average compensation and years of service:

                             Years of Service

                             10       20       30        40
               Remuneration  Years    Years    Years     Years
               $50,000       $6,250   $12,500  $18,750   $25,000
               100,000       12,500    25,000   37,500    50,000
               150,000       18,750    37,500   56,250    75,000
               200,000       18,750    37,500   56,250    75,000





          Final annual compensation utilized for formula purposes includes salary and bonus payments and as reduced by reason of the limitations imposed under Section 415 of the Internal Revenue Code, which as of the date of this Proxy Statement limit the participant's annual average compensation for formula purposes to $150,000. Lyle C. Motley, Jr. has 14 years of credited service under the P&S Plan; his average compensation for purposes of the Plan is $______.

       Change in Control Agreements

          Certain key employees of the Company, including the executives listed in the Summary Compensation Table (with the exception of John
     Kean) have entered into Change in Control Agreements with the Company which provide for the employees to receive certain payments and benefits in the event of a change in control of the Company (as defined in the Agreements) and subsequent termination of employment. A covered employee becomes entitled to the payments and benefits provided for in the Agreement if, within thirty-six months after the change in control, the Company (or its successor) terminates the employee other than for cause or as a result of the employee"s death or disability or the employee terminates his or her employment for Good Reason (as defined in the Agreement). The payments to which the covered employee will be entitled in such a termination event include a payment equal to either (i) three times the employee"s annual base salary plus three times the highest incentive compensation award received by the employee during the preceding thirty-six months, or
     (ii) two times the employee"s annual base salary plus two times the highest incentive award received by the employee during the preceding twenty-four months. The level at which an employee is covered differs among the covered officers, but all executives listed in the Summary Compensation Table, with the exception of John Kean, have Agreements providing for payments at the three times level described in (i) above. In addition, the Agreements provide that following termination of employment the officer will continue to participate in all employee benefit plans in which the officer was eligible to participate on the date of termination; all incentive awards not yet paid would be payable; the spread between the exercise price and the higher of the highest bid price during the twelve months preceding termination or the highest price per share paid in connection with any change in control would be payable in cash in lieu of stock issuable upon the exercise of stock options. All Change in Control Agreements, with the exception of the Agreement with John Kean, Jr., provide that in the event that any payment or benefit received under the Agreement would be an excess parachute payment (within the meaning of Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended from time to time), then the present value of all payments to be received under the Agreement shall be reduced to an amount which maximizes payments but does not result in the payment of an excess parachute payment. The Agreement with John Kean, Jr. provides that if any payments are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code as a result of an excess parachute payment, then the Company (or its successor) shall gross-up the payments to be made to him so that the net amount shall be equal to the payments prior to the payment of any excise tax and any income taxes on the gross-up payment. John Kean is employed as a consultant pursuant to an





     agreement which provides for him to receive certain payments and benefits in the event that the agreement is terminated following a change in control of the Company. The details of this agreement are discussed under Compensation of Directors in this Proxy Statement.

          Except as set forth above, the Company is not party to any other employment, change in control or termination agreements.

                               OTHER BUSINESS

           The Board of Directors does not intend to present any other business at the Annual Meeting, and is not aware of any business to be presented by others. However, if other matters are properly presented for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxy.



                               ANNUAL REPORT

          The Annual Report of the Company for the fiscal year ended September 30, 1995 has previously been mailed to shareholders, who are referred to such report for financial and other information about the Company.

          The Company will furnish without charge a copy of its most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission to any beneficial owner of the Company"s shares upon receipt of a written request from such person. Please direct all such requests to James R. Van Horn, General Counsel and Secretary, 550 Route 202-206, P.O. Box 760, Bedminster, New Jersey 07921-0760.

                           SHAREHOLDER PROPOSALS

          Shareholders are entitled to submit proposals for consideration at the Company"s 1997 Annual Meeting. Shareholders who desire to submit a proposal to be considered for inclusion in the Proxy Statement relating to that meeting must satisfy certain informational and stock ownership requirements established by the Securities and Exchange Commission and submit such proposal to the Secretary of the Company at 550 Route 202-206, P.O. Box 760, Bedminster, New Jersey 07921-0760 no later than September 30, 1996.



      By Order of the Board of Directors



      JAMES R. VAN HORN

      General Counsel and Secretary





     Dated:  February 2, 1996
     Bedminster, New Jersey




     Exhibit A
                                 Exhibit A
                              NUI CORPORATION
                   1996 STOCK OPTION AND STOCK AWARD PLAN

               Purpose. The purpose of the NUI Corporation 1996 Stock Option and Stock Award Plan (the "Plan") is to maintain the ability of NUI Corporation (the "Company") and its subsidiaries to attract and retain highly qualified and experienced employees and directors and to give such employees and directors a continued proprietary interest in the success of the Company and its subsidiaries. Pursuant to the Plan, eligible employees will be provided the opportunity to participate in the enhancement of shareholder value through the grants of options, stock appreciation rights, awards of restricted stock, bonuses payable in stock, or any combination thereof. Eligible directors will participate through awards of restricted stock as set forth in Section 8. Employees and directors who participate or become eligible to participate in the Plan from time to time are referred to collectively herein as "Participants."

          The term "subsidiary" as used in the Plan shall mean any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

               Administration of the Plan. The Plan shall be administered by a committee (the "Committee") which is appointed from time to time by the Board of Directors of the Company (the "Board"). The Committee shall consist of three (3) or more members of the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act") and an "outside director" within the meaning of Section 162(m) of the Code.
     A majority of the members of the Committee shall constitute a quorum. The majority vote of the members of the Committee present at a meeting at which a quorum is present shall be required for the Committee to take action under the Plan.

          In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan. The interpretation and decision made by the Committee with regard to any question arising
     under the Plan  shall be final and conclusive on Participants.   The
     Committee shall determine the Participants to whom, and the time or times at which, grants or awards shall be made and the number of shares, stock appreciation rights or other grants or awards to be made under the Plan, and the terms and conditions of such options, grants and awards, including the periods for which options will be outstanding.

          Each grant or award made pursuant to the Plan shall be evidenced by an Option Agreement or Award Agreement (the "Agreement"). No person shall have any rights under any option, restricted stock or other award granted under the Plan unless and until the person to whom such option, restricted stock or other award shall be granted shall have executed and delivered an Agreement to the Company. The





     Committee shall prescribe the form of all Agreements. A fully executed counterpart of the Agreement shall be provided to both the Company and the recipient of the grant or award.

               Shares of Stock Subject to the Plan. The maximum number of shares of the voting common stock of the Company, no par value (the "Common Stock"), that may be optioned or awarded under the Plan is 250,000 shares, subject to adjustment as provided in Section 14 hereof. No Participant shall receive, over the term of the Plan, awards of restricted stock, awards in the form of stock appreciation rights or options, whether incentive stock options or options other than incentive stock options, to purchase more than an aggregate of 50,000 shares of Common Stock. Any shares subject to an option which for any reason expires or is terminated unexercised and any restricted stock which is forfeited may again be optioned or awarded under the Plan; provided, however, that forfeited shares shall not be available for further awards if the Participant has realized any benefits of ownership from such shares. Shares subject to the Plan may be either authorized and unissued shares or issued shares repurchased or otherwise acquired by the Company or its subsidiaries.

                    Eligibility. Key salaried employees, including officers, of the Company and its divisions and subsidiaries are eligible to be granted options, restricted stock and other awards under the Plan and to have their bonuses payable in restricted stock. The employees who shall receive awards or options under the Plan, and the criteria to be used in determining the award to be made, shall be determined from time to time by the Committee, in its sole discretion, from among those eligible, which may be based upon information furnished to the Committee by the Company's management, and the Committee shall determine, in its sole discretion, the number of shares to be covered by each award and option granted to each employee selected. Certain non-employee directors of the Company are also eligible to participate in the Plan in accordance with Section 8.

                    Duration of the Plan. No award or option may be granted under the Plan after more than ten years from the earlier of the date the Plan is adopted by the Board or the date the Plan is approved by the shareholders of the Company, but awards or options theretofore granted may have exercise or vesting periods which extend beyond that date.

                    Terms and Conditions of Stock Options. Options granted under the Plan may be either incentive stock options, as defined in
     Section 422 of the Code, or options other than incentive stock options. Each option shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine:

          (a) The option price per share shall be determined by the Committee. However, the option price per share shall not be less than 100% of the fair market value of a share of Common Stock at the time the option is granted. For purposes of the Plan, fair market value shall be the mean between the highest and lowest prices at which the Common Stock is traded on a national securities exchange on the





     relevant date; provided, however, if there is no sale of the Common Stock on such exchange on such date, fair market value shall be the mean between the bid and asked prices on such exchange at the close of the market on such date.

          (b) Each option shall be exercisable pursuant to the attainment of such performance goals, and/or during such period ending not later than ten years from the date it was granted, as may be determined by the Committee and stated in the Agreement. In no event may an option be exercised more than 10 years from the date the option was granted.

          (c) An option shall not be exercisable with respect to a fractional share of Common Stock or with respect to the lesser of fifty (50) shares or the full number of shares then subject to the option. No fractional shares of Common Stock shall be issued upon the exercise of an option. If a fractional share of Common Stock shall become subject to an option by reason of a stock dividend or otherwise, the optionee shall not be entitled to exercise the option with respect to such fractional share.

          (d) Each option shall state whether it will or will not be treated as an incentive stock option.

          (e) Each option will be deemed exercised on the day written notice specifying the number of shares to be purchased, accompanied by payment in full including, if required by law, applicable taxes, is received by the Company. Payment, except as provided in the Agreement shall be

               (i)  in United States dollars by check or bank draft, or

              (ii) by tendering to the Company shares of Common Stock already owned for at least six months by the person exercising the option, which may include shares received as the result of a prior exercise of an option, and having a fair market value, as determined in accordance with Section 6(a), on the date on which the option is exercised equal to the cash exercise price applicable to such option, or

             (iii) by a combination of United States dollars and shares of Common Stock valued as aforesaid.

               No optionee shall have any rights to dividends or other rights of a shareholder with respect to shares of Common Stock subject to his or her option until he or she has given written notice of exercise of such option and paid in full for such shares.

          (f) Notwithstanding the foregoing, the Committee may, in its sole discretion, include in the grant of an option the right of a grantee (hereinafter referred to as a "stock appreciation right") to elect, in the manner described below, in lieu of exercising his or her option for all or a portion of the shares of Common Stock covered by such option, to relinquish his or her option with respect to any or all of such shares and to receive from the Company a payment equal in value to (x) the fair market value, as determined in accordance with
     Section 6(a), of a share of Common Stock on the date of such election,





     multiplied by the number of shares as to which the grantee shall have made such election, less (y) the exercise price for that number of shares of Common Stock for which the grantee shall have made such election under the terms of such option. A stock appreciation right shall be exercisable at the time the tandem option is exercisable, and the "expiration date" for the stock appreciation right shall be the expiration date for the tandem option. A grantee who makes such an election shall receive payment in the sole discretion of the Committee
     (i) in cash equal to such excess; or (ii) in the nearest whole number of shares of Common Stock having an aggregate fair market value, as determined in accordance with Section 6(a) as of the date of election, which is not greater than the cash amount calculated in (ii) above; or
     (iii) a combination of (i) and (ii) above. A stock appreciation right may be exercised only when the amount described in (x) above exceeds the amount described in (y) above. An election to exercise stock appreciation rights shall be deemed to have been made on the day written notice of such election, addressed to the Committee, is received by the Company. An option or any portion thereof with respect to which a grantee has elected to exercise a stock appreciation right shall be surrendered to the Company and such option shall thereafter remain exercisable according to its terms only with respect to the number of shares as to which it would otherwise be exercisable, less the number of shares with respect to which stock appreciation rights have been exercised. The grant of a stock appreciation right shall be evidenced by an Agreement. The Agreement evidencing stock appreciation rights shall be personal and will provide that the stock appreciation rights will not be transferable by the grantee otherwise than by will or the laws of descent and distribution and that they will be exercisable, during the lifetime of the grantee, only by him or her.

          (g) Except as provided in the applicable Agreement, an option may be exercised only if at all times during the period beginning with the date of the granting of the option and ending on the date of such exercise, the grantee was an employee of either the Company (or of a division) or subsidiary of the Company or of another corporation referred to in Section 421(a)(2) of the Code. The Agreement shall provide whether, and to what extent, an option may be exercised after termination of continuous employment, but any such exercise shall in no event be later than the termination date of the option. If the grantee should die, or become permanently disabled as determined by the Committee at any time when the option, or any portion thereof, shall be exercisable, the option will be exercisable within a period provided for in the Agreement, by the optionee or person or persons to whom his or her rights under the option shall have passed by will or by the laws of descent and distribution, but in no event at a date later than the termination of the option. The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it.

          (h) Each option by its terms shall be personal and shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution as provided in Section 6(g) above. During the lifetime of an optionee, the option shall be exercisable only by the optionee. In the event any option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased





     optionee as provided in Section 6(g) above, the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied that the person or persons exercising the option are the duly appointed legal representative of the deceased optionee's estate or the proper legatees or distributees thereof.

          (i) Notwithstanding any intent to grant incentive stock options, an option will not be considered an incentive stock option to the extent that such option, together with any previously granted incentive stock options, permits the exercise for the first time in any calendar year for the purchase of more than $100,000 in fair market value of Common Stock (determined at the time of grant).

          (j) No incentive stock option shall be granted to an employee who owns or would be treated as owning by attribution under Code
     Section 424(d) immediately before the grant of such option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. This restriction shall not apply if, (i) at the time such incentive stock option is granted, the option price is at least 110% of the fair market value of the shares of Common Stock subject to the option, as determined in accordance with Section 6(a) on the date of grant, and (ii) the incentive stock option by its terms is not exercisable after the expiration of five years from the date of its grant.

          (k) An option and any Common Stock received upon the exercise of an option shall be subject to such other transfer restrictions and/or legending requirements as are specified in the applicable Agreement.

               Terms and Conditions of Restricted Stock Awards. Awards of restricted stock under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine:

               (a) Awards of restricted stock may be in addition to or in lieu of option grants.

               (b) Awards may be conditioned on the attainment of particular performance goals based on criteria established by the Committee at the time of each award of restricted stock. During a period set forth in the Agreement (the "Restriction Period"), the recipient shall not be permitted to sell, transfer, pledge, or otherwise encumber the shares of restricted stock; except that such shares may be used, if the Agreement permits, to pay the option price pursuant to any option granted under the Plan, provided an equal number of shares delivered to the optionee shall carry the same restrictions as the shares so used.

               (c) Shares of restricted stock shall become free of all restrictions if during the Restriction Period, (i) the recipient dies,
     (ii) the recipient's employment terminates by reason of permanent disability, as determined by the Committee, (iii) the recipient retires after attaining both 59-1/2 years of age and five years of continuous service with the Company and/or a division or subsidiary, or (iv) if provided in the Agreement, there is a "change in control"





     of the Company (as defined in such Agreement). The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it.

               (d) Unless and to the extent otherwise provided in the Agreement, shares of restricted stock shall be forfeited and revert to the Company upon the recipient's termination of employment during the Restriction Period for any reason other than death, permanent disability, as determined by the Committee, retirement after attaining both 59-1/2 years of age and five years of continuous service with the Company and/or a subsidiary or division, or, to the extent provided in the Agreement, a "change in control" of the Company (as defined in such Agreement), except to the extent the Committee, in its sole discretion, finds that such forfeiture might not be in the best interests of the Company and, therefore, waives all or part of the application of this provision to the restricted stock held by such recipient.

               (e) Stock certificates for restricted stock shall be registered in the name of the recipient but shall be appropriately legended and returned to the Company by the recipient, together with a stock power endorsed in blank by the recipient. The recipient shall be entitled to vote shares of restricted stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions.

               (f) Restricted stock shall become free of the foregoing restrictions upon expiration of the applicable Restriction Period and the Company shall then deliver to the recipient Common Stock certificates evidencing such stock.

               (g) Restricted Stock and any Common Stock received upon the expiration of the restriction period shall be subject to such other transfer restrictions and/or legending requirements as are specified in the applicable Agreement.

               Terms and Conditions of Deferred Restricted Stock Grants for Non-Employee Directors.

               (a) For purposes of this Plan, a "non-employee director" is a member of the Board who is not a full-time employee of the Company, or one of its or subsidiaries. Non-employee directors will receive benefits under the Plan only as provided in this Section 8.

               A non-employee director shall receive his or her director's retainer then paid by the Company to its directors in deferred restricted stock credits rather than cash. Such credits shall not be funded, but shall exist solely as a deferred restricted stock account on the books of the Company to reflect the number of shares of Common Stock (including fractional shares to 5 decimal places) which could have been purchased from time to time with the earned amount of such retainer at 100% of fair market value. Fair market value shall be determined on the first day of each participating director's directorship for the year with respect to which such retainer is credited.





               Whenever a cash dividend is paid with respect to Common Stock, each non-employee director's deferred restricted stock account shall be credited with the number of shares of Common Stock (including fractional shares to 5 decimal places) which could have been purchased on the applicable dividend payment date at 100% of fair market value on such date, based upon the per share cash dividend multiplied by the number of shares of Common Stock then credited to such director's account. Any stock dividend shall also be credited to each non-employee director's deferred restricted stock account (including fractional shares to 5 decimal places).

               (b) Upon termination of his or her directorship for any reason, the non-employee director (or his or her designated beneficiary) shall receive the number of whole shares of Common Stock then credited to his or her account (but not any fractional shares). Any fractional share credits remaining in the account shall thereupon be canceled. Such shares shall be restricted in accordance with this Section 8.

               (c) With respect to shares of restricted stock granted pursuant to this Section 8, the Restriction Period shall end on the later of (i) the date that such non-employee director ceases to serve on the Board, or (ii) the date such non-employee director would otherwise be permitted to sell such restricted stock under Section 16(b) of the Exchange Act. The Committee shall not modify the term of the Restriction Period with respect to shares of restricted stock granted pursuant to this Section 8.

               Bonuses Payable in Stock. In lieu of cash bonuses otherwise payable under the Company's or applicable division's or subsidiary's compensation practices to employees eligible to participate in the Plan, the Committee, in its sole discretion, may determine that such bonuses shall be payable in Common Stock or partly in Common Stock and partly in cash. Such bonuses shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of Common Stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of Common Stock payable in lieu of a bonus otherwise payable shall be determined by dividing such bonus amount by the fair market value of one share of Common Stock on the date the bonus is payable, with fair market value determined as of such date in accordance with Section 6(a).

                    Change in Control. Each Agreement may, in the sole discretion of the Committee, provide that any or all of the following actions may be taken upon the occurrence of a change in control (as defined in the Agreement) with respect to the Company:

               (i) acceleration of time periods for purposes of vesting in, or realizing gain from, or exercise of any outstanding option or stock appreciation right or shares of restricted stock awarded pursuant to this Plan;

              (ii) offering to purchase any outstanding option or stock appreciation right or shares of restricted stock made pursuant to this Plan from the holder for its equivalent cash value, as determined by





     the Committee, as of the date of the change in control; or

             (iii) making adjustments or modifications to outstanding options or stock appreciation rights or with respect to restricted stock as the Committee deems appropriate to maintain and protect the rights and interests of the Participants following such change in control, provided, however, that the exercise period of any option may not be extended beyond 10 years from the date of grant.

               Transfer, Leave of Absence. For purposes of the Plan: (a) a transfer of an employee from the Company to a division or subsidiary of the Company, whether or not incorporated, or vice versa, or from one division or subsidiary of the Company to another, and (b) a leave of absence, duly authorized in writing by the Company or a subsidiary or division of the Company, shall not be deemed a termination of employment.

                    Rights of Employees. (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and each Agreement.

          (b) Nothing contained in the Plan an Agreement shall be deemed to give any employee the right to continued employment by the Company or its divisions or subsidiaries.

               Withholding Taxes. The Company shall require a payment from a Participant to cover applicable withholding for income and employment taxes upon the happening of any event pursuant to the Plan which requires such withholding. The Company reserves the right to offset such tax payment from any funds which may be due the Participant from the Company or its subsidiaries or divisions or, in its discretion, to the extent permitted by applicable law, to accept such tax payment through the delivery of shares of Common Stock owned by the Participant or by utilizing shares of the Common Stock which were to be delivered to the Participant pursuant to the Plan, having an aggregate fair market value, determined as of the date of payment, equal to the amount of the payment due.

                    Adjustments. In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of Common Stock available for grant under this Plan shall be adjusted appropriately by the Board, and, where deemed appropriate, the number of shares covered by outstanding stock options and stock appreciation rights outstanding and the number of shares of restricted stock outstanding, and the option price of outstanding stock options, shall be similarly adjusted. If another corporation or other business entity is acquired by the Company, and the Company has assumed outstanding employee option grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Committee. In the event of any other change affecting the shares of Common Stock available for awards under the Plan, such adjustment, if any, as may be deemed equitable by the Committee, shall be made to preserve the intended benefits of the Plan giving proper effect to such event.





                    Miscellaneous Provisions.

          (a) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of share or the payment of cash upon exercise of any option or stock appreciation right under the Plan. Proceeds from the sale of shares of Common Stock pursuant to options granted under this Plan shall constitute general funds of the Company. The expenses of the Plan shall be borne by the Company.

          (b) The Committee may, at any time and from time to time after the granting of an option or the award of restricted stock or bonuses payable in Common Stock hereunder, specify such additional terms, conditions and restrictions with respect to such option or stock as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, the Code, federal and state securities laws and methods of withholding or providing for the payment of required taxes.

          (c) If at any time the Committee shall determine in its discretion that the listing, registration or qualification of shares of Common Stock upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no option or stock appreciation right may be exercised or restricted stock or stock bonus may be transferred in whole or in part unless and until such listing registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

          (d) By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated his acceptance and ratification, and consent to, any action taken under the Plan by the Committee, the Company or the Board.

          (e) The Plan shall be governed by and construed in accordance with the laws of the State of New Jersey.

          (f) Committee members exercising their functions under this Plan are serving as directors of the Company and they shall therefore be entitled to all rights of indemnification and advancement of expenses accorded directors of the Company.

               Limits of Liability.

          (a) Any liability of the Company or a subsidiary of the Company to any Participant with respect to any option or award shall be based solely upon contractual obligations created by the Plan and Agreement.

          (b) Neither the Company nor a division or subsidiary of the Company, nor any member of the Committee or the Board, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the





     Plan, shall have any liability to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

               Amendments and Termination. The Board may, at any time, amend, alter or discontinue the Plan; provided, however, no amendment, alteration or discontinuation shall be made which would impair the rights of any holder of an award of restricted stock, option, stock appreciation rights or stock bonus theretofore granted, without his or her written consent, or which, without the written approval of the shareholders would:

          (a) except as provided in Section 14, increase the maximum number of shares of Common Stock which may be issued under the Plan;

          (b) except as provided in Section 14, decrease the option price of an option (and related stock appreciation rights, if any) to less than 100% of the fair market value, as determined in accordance with
     Section 6(a) of a share of Common Stock on the date of the granting of the option (and related stock appreciation rights, if any);

          (c) materially change the class of persons eligible to receive an award of restricted stock or options or stock appreciation rights under the Plan;

          (d)  extend the duration of the Plan; or

          (e) materially increase in any other way the benefits accruing to Participants.

               Duration. The Plan shall be adopted by the Board and approved by a majority of the Company's shareholders, which approval must occur within the period ending twelve months after the date the Plan is adopted. Subject to the approval of the Plan by shareholders, grants and awards may be made under the Plan between the date of its adoption and the approval of the Plan by shareholders. The Plan shall terminate upon the earlier of the following dates or events to occur.

          (a) upon the adoption of a resolution of the Board terminating the Plan; or

          (b) the date all shares of Common Stock subject to the Plan are purchased according to the Plan's provisions; or

          (c) ten years from the date of adoption of the Plan by the Board.

          No such termination of the Plan shall adversely affect the rights of any Participant hereunder and all options or stock appreciation rights previously granted and restricted stock and stock bonuses awarded hereunder shall continue in force and in operation after the termination of the Plan, except as they may be otherwise terminated in accordance with the terms of the Plan.

               Other Compensation Plans. The Plan shall not be deemed to preclude the implementation by the Company or its divisions or





     subsidiaries of other compensation plans which may be in effect from time to time, nor adversely affect any rights of Participants under any other compensation plans of the Company or its divisions or subsidiaries.

                    Non-Transferability. No right or interest in any award granted under the Plan shall be assignable or transferable, except as set forth in the Plan and required by law, and no right or interest of any participant in any award shall be liable for, or subject to, any lien, obligation or liability except as set forth in the Plan or as required by law.













     Exhibit B
                NUI CORPORATION EMPLOYEE STOCK PURCHASE PLAN

                            ARTICLE I -- PURPOSE

            Purpose.

               The NUI Corporation Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of NUI Corporation, its subsidiary corporations and divisions (hereinafter collectively referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the voting common stock of the Company, no par value (the "Common Stock"). It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed in a manner consistent with the requirements of the Code.

                         ARTICLE II -- DEFINITIONS

                  Base Pay.
            "Base Pay" shall mean regular earnings excluding payments for overtime, shift premium, bonuses and other special payments, commissions and marketing or other incentive payments.

                 Board.
           "Board" shall mean the Board of Directors of NUI
     Corporation.
                 Committee.
           "Committee" shall mean the individuals described in Article  XI.

                 Employee.
           "Employee" shall mean any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work more than 20 hours per week and whose customary employment is for more than 5 months in any calendar year.

                 Subsidiary Corporation.
           "Subsidiary Corporation" shall mean any corporation which at any time (i) would be a "subsidiary corporation" of NUI Corporation as that term is defined in Section 424 of the Code and (ii) is designated as a participating subsidiary in the Plan by the Committee.


                ARTICLE III - ELIGIBILITY AND PARTICIPATION

            Initial Eligibility.

               Any Employee who shall have completed one hundred eighty
     (180) consecutive days of employment and shall be employed by the Company on the date his or her participation in the Plan is to become effective shall be eligible to participate in offerings under the Plan which commence on or after such one hundred eighty day period has concluded.

                 Leave of Absence.

               For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee for the first 180 days of such leave of absence. An Employee's employment shall be deemed to have terminated at the close of business on the 180th day of a leave of absence unless the Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 180th day.

                 Restrictions on Participation.

               Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option pursuant to the Plan (an "Option"):
               (a) if immediately after the grant the Employee would own Common Stock, and/or hold outstanding options (including Options under the Plan) to purchase Common Stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of an Employee); or
               (b) which gives him or her rights to purchase stock under all Employee stock purchase plans of the Company and any parent or Subsidiary Corporation to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding, all as set forth in Reg. 1.423-2 promulgated under the Code.

            Commencement of Participation.

               An eligible Employee may become a participant in the Plan either by completing an authorization for a payroll deduction on the form provided by the Committee and filing it with the Committee on or before the filing date set by the Committee, which date shall be prior

     to the Offering Commencement Date for an Offering (as such terms are defined below). Payroll deductions for a participant shall commence on the first Offering Commencement Date after his or her authorization for a payroll deduction becomes effective and shall end on the termination of the Plan or the participant's earlier termination of participation.

                          ARTICLE IV -- OFFERINGS

           Offerings.

               The Plan will be implemented by forty-four monthly offerings of Common Stock (each an "Offering"), beginning on the 1st day of each month (commencing with May, 1996) in each of the years 1996, 1997, 1998 and 1999, each Offering terminating on the final day of such month. Each Offering shall be for 3,181 shares of Common Stock, plus any unissued shares from the prior Offerings. In no event may an Option granted under the Plan be exercised after 27 months from the date of grant.

                    ARTICLE V -- DEDUCTIONS AND PAYMENTS

            Amount of Payroll Deduction.

               At the time a participant files an authorization for payroll deduction, he or she shall elect to have deductions made from pay on each payday during the time he or she is a participant in an Offering at the rate of a whole number percentage from 1% to 10% of Base Pay in effect at the Offering Commencement Date of such Offering. In the case of a part-time hourly Employee, such Employee's Base Pay during an Offering shall be determined by multiplying such Employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such Employee during such Offering.

                 Participant's Account.

               All payroll deductions made for a participant shall be credited to his or her account under the Plan.

                 Changes in Payroll Deductions.

               A participant may discontinue participation in the Plan as provided in Article VIII, but no other change can be made during an Offering and, specifically, a participant may not alter the payroll deduction percentage for that Offering.

               Leave of Absence.

               If a participant goes on a leave of absence, such participant shall have the right to elect no less than 10 days prior to such leave, on forms supplied by the Committee: (a) to withdraw the balance in his or her account pursuant to Section 8.01, (b) to discontinue contributions to the Plan but remain a participant in the Plan, or (c) to remain a participant in the Plan during such leave of absence.







                      ARTICLE VI -- GRANTING OF OPTION

            Number of Option Shares.

               On the Offering Commencement Date of each Offering, a participating Employee shall be deemed to have been granted an Option to purchase a maximum number of shares of Common Stock equal to 10 % of Base Pay during such Offering divided by 85% of the market value of the Common Stock determined as provided in Section 6.02. An Employee's Base Pay during the period of an Offering shall be his or her normal monthly rate of pay (as in effect on the last day prior to the applicable Offering Commencement Date) provided that, a part time hourly Employee's Base Pay shall be determined in accordance with
     Section 5.01.

                 Option Price.

               The Option price of Common Stock purchased with payroll deductions made during any Offering shall be the lower of:
               (a) 85% of the mean between the highest and lowest prices at which the Common Stock is traded on a national securities exchange on the Offering Commencement Date or, if there is no sale on such exchange on such date, the mean between the bid and asked prices on such exchange at the close of the market on such date, or if the market is closed on such date, the nearest prior trading day; or
               (b) 85% of the mean between the highest and lowest prices at which the Common Stock is traded on a national securities exchange on the day which the Option is exercised, or, if there is no sale on such exchange on such date, the mean between the bid and asked prices on such exchange at the close of the market on such date, or if the market is closed on such date, the nearest prior trading day.

               If the Common Stock is not listed on a national securities exchange on any of the aforesaid dates for which prices are to be determined, then the Option price shall be 85% of fair market value of the Common Stock on that date, as determined by the Committee.

                     ARTICLE VII -- EXERCISE OF OPTION

            Automatic Exercise.

               Unless a participant gives written notice to the Company as hereinafter provided, his or her Option for the purchase of stock with payroll deductions and/or direct payments made during any Offering will be deemed to have been exercised automatically on the last business day of each calendar month after the Offering Commencement Date (but in no event prior to the approval of this Plan by the shareholders of NUI Corporation and such regulatory bodies as may be necessary) for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions and direct payments in his or her account at that time will purchase at the applicable Option price. Any excess remaining in the participant's account after exercise because of the non-issuance of fractional shares will be carried in the account to the next Offerings. Any other excess will be returned to the participant, without interest. If a participant violates Section 7.04, any excess remaining in his or her account shall be returned to the participant, without interest.

                 Fractional Shares.

               Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase





     fractional shares and which remain in the participant's account on the final Offering Termination Date will be returned to the participant, without interest.

                 Transferability.

               (a) During the lifetime of a participant, his or her right to exercise an Option granted under the Plan shall be exercisable only by such optionee or, if then permitted under Section 16 of the Securities Exchange Act of 1934, as amended, or regulations thereunder, pursuant to a qualified domestic relations order as defined in the Internal Revenue Code and regulations thereunder (a ""QDRO") and shall not be assignable or transferable by such optionee other than by will or the laws of descent and distribution or, it then permitted by Section 16, pursuant to a QDRO.
               (b) Any transfer of Common Stock purchased by the exercise of an Option granted under the Plan shall comply with all applicable restrictions and holding periods set forth in Rule 16b-3 promulgated under Section 16 of the Securities of the Securities Exchange Act of 1934, as amended and any other requirements imposed by law.

                 Minimum Holding Period.

               Common Stock purchased by a participant shall not be transferred by him or her during the period commencing on the date of purchase and ending six months and one day thereafter. Any transfer in violation of this Section 7.04 shall cause the termination of such participant's Option for the remainder of the then current Offering and for the next following six (6) Offerings.

                 Delivery of Common Stock.

               As promptly as practicable after the close of each Offering, the Company will deliver to each participant the certificates representing Common Stock purchased upon exercise of his or her Option or evidence that such shares are maintained on behalf of the participant in book share form with the agent for the Plan.

                         ARTICLE VIII -- WITHDRAWAL

            In General.

               A participant may withdraw amounts credited to his or her account under the Plan which have not theretofore been used to purchase Common Stock by giving written notice to the Committee at least 10 business days prior to the last pay day of a month. All of the cash balance credited to the participant's account will be paid to him or her promptly after receipt of such notice of withdrawal, and no further payroll deductions will be made from his or her pay during such Offering.

                 Effect on Subsequent Participation.

               A participant's withdrawal from any Offering will bar him or her from participating in the three (3) subsequent Offerings.

                 Termination of Employment.

               Upon termination of the participant's employment for any reason, including retirement, but excluding death, any amounts credited to his or her account will be returned to the participant, without interest.

                 Termination of Employment Due to Death.

               Upon termination of the participant's employment because of death, his or her beneficiary (as defined in Section 12.01) shall be entitled to receive the remaining cash balance credited to the participant's account under the Plan as of the date of the





     participant's death, without interest.

            Leave of Absence.

               A participant while on leave of absence, subject to the election made by such participant pursuant to Section 5.04, shall continue to be a participant in the Plan. A participant who has been on leave of absence for more than 180 days and who therefore is no longer an Employee for purposes of the Plan shall not be entitled to participate in any Offering commencing after the 180th day of such leave of absence.

                           ARTICLE IX -- INTEREST

            Payment of Interest.

               No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant.

                         ARTICLE X -- COMMON STOCK

            Maximum Shares.

               The maximum number of shares of Common Stock which shall be issued under the Plan, subject to adjustment as provided in Section
     12.04 shall be 3,181 shares in each monthly Offering, not to exceed an aggregate of 140,000 shares for all Offerings. Shares unissued in an Offering may be added to the shares offered in any subsequent Offering until sold. If the total number of shares for which Options are exercised in any Offering exceeds the maximum number of shares available for sale under the applicable Offering, the Company shall make a pro rata allocation of any remaining shares available for delivery and distribution pursuant to such Offering in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance credited to the account of each participant under the Plan shall be returned as promptly as possible.

                 Participant's Interest in Option Stock.

               The participant will have no interest in stock covered by his or her Option until such Option has been exercised.

                 Registration of Stock.

               Stock delivered to a participant under the Plan will be registered in the name of the participant. If at any time the Company shall determine in its discretion that the listing, registration or qualification of shares of Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no Option may be exercised unless and until such listing registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.














          10.04.  Regulatory Approval and Compliance.

               The Company shall not be required to issue any certificate or certificates for Common Stock upon the exercise of an Option granted under the Plan or to record as a holder of record of Common Stock the name of the individual exercising an Option under the Plan or his or her transferee, without obtaining to the complete satisfaction of the Committee the approval of all regulatory bodies deemed necessary by the Committee and without complying, to the Committee's complete satisfaction, with all rules and regulations under federal, state, or local law deemed applicable by the Committee.

                        ARTICLE XI -- ADMINISTRATION

            Appointment of Committee

               The Plan shall be administered by the Committee which is appointed from time to time by the Board. The Committee shall consist of three (3) or more members of the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and an "outside director" within the meaning of Section 162(m) of the Code. A majority of the members of the Committee shall constitute a quorum. A majority vote of the members of the Committee present at a meeting at which a quorum is present shall be required for the Committee to take action under the Plan.

            Authority of Committee

               Subject to the express provisions of the Plan, the Committee shall have full authority to interpret and construe the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

                 Rules Governing the Administration of the Committee

               The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places and in such manner as it shall deem advisable. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable, subject to applicable law. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                        ARTICLE XII -- MISCELLANEOUS

            Designation of Beneficiary.

               A participant may file a written designation of a beneficiary who is to receive any Common Stock and/or cash remaining in the participant's Plan account following the participant's death. Such designation of beneficiary may be changed by the participant at any time by written notice to the Committee. Upon the death of a





     participant and upon receipt by the Committee of proof of identify and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Committee shall deliver such Common Stock and/or cash to the beneficiary. In the event of the death of a participant where there is no beneficiary validly designated under the Plan who is living at the time of such participant's death, the Committee shall deliver such Common Stock and/or cash to the participant's personal representative, or if no such representative has been appointed (to the knowledge of the Committee), the Committee in its discretion, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the participant as the Committee may designate. No beneficiary, prior to the death of the participant by whom he or she has been designated, shall acquire any interest in the Common Stock or cash credited to the participant under the Plan.

                 Use of Funds.

               Prior to exercise of Options, all payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

                 Adjustment Upon Changes in Capitalization.

               (a) If, while any Options are outstanding, the outstanding shares of Common Stock have been increased, decreased, changed into, or been exchanged for a different number or kind of shares of securities of NUI Corporation through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding Options and on the Option exercise price or prices applicable to such outstanding Options. In addition, in any such event, the number and/or kind of shares which may be offered in the offering described in Article IV shall also be appropriately adjusted. No adjustments shall be made for stock dividends. For the purposes of this section, any distribution of Common Stock to shareholders in an amount aggregating 5% or more of the outstanding shares of Common Stock shall be deemed a stock split and any distributions of Common Stock aggregating less than 5% of the outstanding shares of Common Stock shall be deemed a stock dividend.
               (b) Upon the dissolution or liquidation of NUI Corporation, or upon a reorganization, merger or consolidation of NUI Corporation with one or more corporations as a result of which NUI Corporation is not the surviving corporation, or upon a sale of substantially all of its property or stock to another corporation, or a sale or spin off of a division or a Subsidiary Corporation, the affected holder of each Option then outstanding under the Plan will thereafter be entitled to receive at the next date for the exercise of such Option, for each share of Common Stock as to which such Option would have been exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board and the Committee shall take such steps in connection with such transactions as the Board and the Committee respectively shall deem necessary to assure that the provisions of this Section 12.03 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which the holder of such Option might thereafter





     be entitled to receive.

                 Amendment and Termination.

               The Board shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the shareholders of the Company (i) increase the maximum number of share of Common Stock which may be issued under any Offering (except pursuant to Section 12.03); (ii) amend the requirements as to the class of Employees eligible to purchase Common Stock under the Plan or to permit the members of the Committee to purchase stock under the Plan. No termination, modification, or amendment of the Plan may adversely affect the rights of any participant under an Option without the consent of all participants.
                 Effective Date.
               The Plan shall become effective as of January 1, 1996 subject to approval by the required vote of the holders of the Common Stock at a special or annual meeting of the shareholders of NUI Corporation held on or before November 27, 1996 and the approval of such regulatory bodies as may be necessary. If the Plan is not so approved, the Plan shall not become effective and any payroll withholdings shall promptly be returned to the Employees. No Common Stock shall be purchased under the Plan prior to its having been approved by the Company's shareholders.
                 No Employment Rights.
               The Plan does not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation or employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

                 Effect of Plan.

               The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

          12.08. Indemnification; Limitation of Liability.

               (a) Committee members exercising their functions under this Plan are serving as directors of NUI Corporation and they shall therefore be entitled to all rights of indemnification and advancement of expenses accorded directors of NUI Corporation.
               (b) NUI Corporation, any Subsidiary Corporation, and any member of the Committee or the Board, or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall not have any liability to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

          12.09.  Governing Law.

               The law of the State of New Jersey will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.








     Exhibit C
                              NUI CORPORATION
                1996 STOCK PURCHASE PLAN FOR OUTSIDE DIRECTORS


                                  PURPOSE

          The purpose of the NUI Corporation 1996 Stock Purchase Plan for Outside Directors (the "Plan") is to promote the interests of NUI Corporation (the "Company") and its shareholders by enhancing the ability of the Company to attract and retain the services of knowledgeable nonemployee directors by encouraging such directors to acquire an increased proprietary interest in the Company.


                        SHARES SUBJECT TO THE PLAN

          Subject to adjustment as provided in Section 7, the total number of shares of the voting common stock of the Company (the "Common Stock") for which options may be granted under the Plan (each an "Option") shall be 70,000. The Common Stock available for issuance upon exercise of Options shall be currently authorized but unissued shares or shares currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. If an Option expires or terminates for any reason without having been exercised in full, the Common Stock subject to but not delivered under such Option may become available for the grant of other Options. No shares delivered to the Company in full or partial payment of an Option purchase price payable pursuant to Section 6.6 shall become available for the grant of other Options.









                         ADMINISTRATION OF THE PLAN

          The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Committee"). Subject to the terms of the Plan, the Committee shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for administering the Plan as the Committee deems desirable.


                         PARTICIPATION IN THE PLAN

          Each member of the Company's Board of Directors (a "Director") who is not otherwise an employee of the Company or any subsidiary of the Company (an "Eligible Director") shall be eligible to participate in the Plan.


                         NONSTATUTORY STOCK OPTIONS

          All Options shall be nonstatutory Options which are not intended to be qualified under Section 422 of the Internal Revenue Code of 1986, as amended.


                                OPTION TERMS

          Each Option granted to an Eligible Director and the issuance of shares thereunder shall be subject to the following terms:

     6.1  Option Agreements

          Each Option shall be evidenced by an option agreement (an "Agreement") duly executed on behalf of the Company and by the Eligible Director to whom such Option is granted and dated as of the applicable date of grant. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other provisions not inconsistent with the Plan as may be determined by the Committee.

     6.2  Option Grant

          An Option to purchase 1,500 shares of Common Stock shall be automatically granted each year to each Eligible Director on the date of the first regularly scheduled meeting of the Board of Directors of the Company following the Annual Meeting of Shareholders.

     6.3  Option Exercise Price
          The Option exercise price per share for an Option shall be eighty five percent (85%) of the Fair Market Value of the underlying Common Stock on the date the Option is exercised. "Fair Market Value" shall mean the average of the high and low sales prices per share of the Common Stock traded on a national securities exchange on the relevant date or, if no sales were made on such exchange on such date, the mean between the bid and asked prices on such exchange at the close of the market on such date, or if the market is closed on such date, the





     nearest prior trading day.

     6.4  Vesting

          One hundred percent (100%) of each Option shall vest and become nonforfeitable and exercisable on the date on which the Option is granted.

     6.5  Exercise

          (a) Any Option shall be exercisable in whole or in part at any time, or from time to time, during the Option period by written notice, signed by the person exercising the Option, to the Company accompanied by payment of the Option exercise. The date that both such notice and payment are received by the Secretary of the Company shall be the date of exercise of the Option. No Option may at any time be exercised with respect to a fractional share.

          (b) An Eligible Director, no later than the date of the first regularly scheduled meeting of the Board of Directors of the Company following the Annual Meeting of Shareholders, may irrevocably authorize the withholding of his or her board attendance and committee fees for the forthcoming year and the application of such fees (when earned) to the exercise of the current year's Option.

     6.6  Payment

          Payment of the Option exercise price may be made by certified, cashier's, or personal check or by the application of fees pursuant to
     Section 6.5(b). Any amount paid in exercise of an Option which is in excess of the number of shares then remaining subject to an Option of the optionee shall be returned to the optioner, without interest.

     6.7  Term of Options
          Each Option shall expire on the date of the first meeting of the Board of Dir3ectors following the Annual Meeting of Shareholders next succeeding the date of grant, but shall be subject to earlier termination if:


          (a) the optionee shall cease to serve as a Director for reason other than retirement or disability (each of which is defined below), or death, in which event the then outstanding Options may be exercised only within three months after such termination or on the stated grant expiration date, whichever is earlier, unless such termination of service shall result from removal for cause, in which case all outstanding Options shall immediately terminate;

          (b) the optionee shall cease to serve as a Director because of retirement or disability, in which event then-outstanding Options of such optionee shall expire one year after the date of such termination or on the stated grant expiration date, whichever is earlier. The term "by reason of retirement" shall mean mandatory retirement pursuant to any





               statute, regulation, by-law or Board of Directors' policy. "Disability" shall mean the inability to perform the duties of a Director by reason of any physical or mental impairment;

          (c) the optionee shall cease to serve as a Director because of death, in which event, the then-outstanding Options of such optionee shall expire one year after the date of death of such optionee or on the stated grant expiration date, whichever is earlier. Exercise of a deceased optionee's Options shall be by his or her personal representative or by a person or persons whom the optionee had designated in a writing filed with the Company, or, if no designation had been made, by the person or persons to whom the optionee's rights have passed by will or the laws of descent and distribution.

     6.8  Transferability

          (a) During the lifetime of an optionee, his or her right to exercise an Option granted under the Plan shall be exercisable only by such optionee or, if then permitted under Section 16 of the Securities Exchange Act of 1934, as amended, or regulations thereunder, pursuant to a qualified domestic relations order as defined in the Internal Revenue Code and regulations thereunder (a "QDRO") and shall not be assignable or transferable by such optionee other than by will or the laws of descent and distribution or, if then permitted by Section 16, pursuant to a QDRO.

          (b) Any transfer of Common Stock purchased by the exercise of an Option granted under the Plan shall comply with all applicable restrictions and holding periods set forth in Rule 16b-3 promulgated under Section 16 of the Securities of the Securities Exchange Act of 1934, as amended and any other requirements imposed by law.
     6.9  Limitation of Rights

          6.9.1 Limitation as to Shares. Neither an optionee nor an optionee's successor or successors in interest shall have any right as a stockholder of the Company with respect to any Common Stock subject to an Option granted to such person until the date of exercise.

          6.9.2 Limitation as to Directorship. Neither the Plan, nor the granting of an Option, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a Director for any period of time or at any particular rate or compensation.

     6.10 Regulatory Approval and Compliance

          The Company shall not be required to issue any certificate or certificates for Common Stock upon the exercise of an Option granted under the Plan or to record as a holder of record of Common Stock the name of the individual exercising an Option under the Plan or his or her transferee, without obtaining to the complete satisfaction of the Committee the approval of all regulatory bodies deemed necessary by





     the Committee and without complying, to the Committee's complete satisfaction, with all rules and regulations under federal, state, or local law deemed applicable by the Committee.



                            CAPITAL ADJUSTMENTS

          In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number and class of shares available for grant under the Plan shall be adjusted proportionately and the number and class of shares covered by outstanding Options and the option price shall be similarly adjusted.


                                  EXPENSES

          All costs and expenses of the adoption and administration of the Plan shall be borne by the Company and none of such expenses shall be charged to any optionee.


                  EFFECTIVE DATE AND DURATION OF THE PLAN

          The Plan shall be effective immediately following approval by the Company's shareholders and such regulatory bodies as may be required; provided, however, that grants may be made prior to the effective date if such grants are made subject to such approvals. The Plan shall continue in effect until there are no longer any Options which may be granted under the Plan or it is terminated by action of the Board or the Company's shareholders, but such termination shall not affect the terms of any then outstanding Options.


                 INDEMNIFICATION; LIMITATION OF LIABILITY

          (a) Committee members exercising their functions under this Plan are serving as directors of the Company and they shall therefore be entitled to all rights of indemnification and advancement of expenses accorded directors of the Company.
          (b) The Company and any member of the Committee or the Board, or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall not have any liability to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

                               CHOICE OF LAW
          The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined in accordance with the laws of the State of New Jersey.






                   TERMINATION AND AMENDMENT OF THE PLAN

          The Company's Board of Directors may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that if required to qualify the Plan under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, no amendment shall be made more than once every six months that would change the amount, price or timing of Options granted under the Plan, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder, provided, further, that if required to qualify the Plan under Rule 16b-3, no amendment that would do any of the following shall be made without the approval of the Company's shareholders:



          (a) materially increase the number of shares that may be issued under the Plan;

          (b) materially modify the requirements as to eligibility for participation in the Plan; or

          (c) otherwise materially increase the benefits accruing to participants under the Plan.





     BACK PAGE




     Directions to Meeting






                                   PROXY CARD


     NUI Corporation
     Proxy
     ______________________________________________________________________

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints John Kean, John Kean, Jr. and James R. Van Horn, or any one of them, with full power of substitution, attorneys, agents and proxies to vote on behalf of the undersigned at the Annual Meeting of Shareholders of NUI Corporation to be held on March 12, 1996 at 10:30 a.m. or any adjournment thereof:

     This proxy when property executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR with respect to Items 1, 2, 3, 4, and 5.


     1. ELECTION OF DIRECTORS: Calvin R. Carver, Vera King Farris and John Winthrop

     For all nominees       WITHHOLD            Instruction:  To withhold
     listed above           AUTHORITY           authority to vote for
     (except as marked      to vote for         individual nominee,
     to the contrary)       all nominees        strike line through the
                                                nominee's name.

     ____                      ____


     2. TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN & CO. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

        FOR      AGAINST       ABSTAIN

        ___      ____          ___

     3.  APPROVAL OF 1996 STOCK OPTION AND STOCK AWARD PLAN.

        FOR      AGAINST       ABSTAIN

        ___           ___           __

     4. APPROVAL OF 1996 EMPLOYEE STOCK PURCHASE PLAN.

        FOR      AGAINST       ABSTAIN

        ___           ___           __

     5. APPROVAL OF 1996 STOCK PURCHASE PLAN FOR OUTSIDE DIRECTORS.

        FOR      AGAINST       ABSTAIN
       ____      _____          ____


     6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

      WITNESS my hand this
     _____ day of _____, 1996.                Please Check here if you
     (Please date)                            plan to attend the Annual
                                              Meeting in person  ________
     ____________________________________________
     (Signature)
     Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED PREPAID ENVELOPE.

     "PLEASE MARK INSIDE BLUE
     BOXES SO THAT DATA PROCESSING
     EQUIPMENT WILL RECORD YOUR VOTES"